Exhibit 99.2

MORTGAGE LOAN PURCHASE AGREEMENT

This Mortgage Loan Purchase Agreement (this “Agreement”), is dated and effective September 27, 2013 between Ladder Capital Finance LLC, as seller (the “Seller”), Ladder Capital Finance Holdings LLLP (“LCFH”) and Deutsche Mortgage & Asset Receiving Corporation, as purchaser (the “Purchaser”).

The Seller desires to sell, assign, transfer and otherwise convey to the Purchaser, and the Purchaser desires to purchase, subject to the terms and conditions set forth below, the commercial, multifamily and manufactured housing mortgage loans (collectively, the “Mortgage Loans”) identified on the schedule annexed hereto as Exhibit A (the “Mortgage Loan Schedule”).

It is expected that the Mortgage Loans will be transferred, together with other commercial, multifamily and manufactured housing mortgage loans (such Mortgage Loans, the “Other Mortgage Loans”) to COMM 2013-LC13 Mortgage Trust, a trust fund (the “Trust Fund”) to be formed by the Purchaser, the beneficial ownership of which will be evidenced by a series of mortgage pass-through certificates (the “Certificates”).  The offer and sale of certain classes of the Certificates (the “Registered Certificates”) will be registered under the Securities Act of 1933, as amended (the “Securities Act”).  The Trust Fund will be created and the Certificates will be issued pursuant to a pooling and servicing agreement to be dated as of September 1, 2013 (the “Pooling and Servicing Agreement”), among the Purchaser, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Master Servicer”), Rialto Capital Advisors, LLC, as special servicer (the “Special Servicer”), Deutsche Bank Trust Company Americas, as certificate administrator, custodian and paying agent (in its capacity as certificate administrator, the “Certificate Administrator”), Park Bridge Lender Services LLC, as operating advisor (the “Operating Advisor”), and U.S. Bank National Association, as trustee (the “Trustee”).

The Purchaser intends to sell the Registered Certificates to Deutsche Bank Securities Inc. (“DBS”), Natixis Securities Americas LLC (“Natixis”) and Wells Fargo Securities, LLC (“Wells” and together with DBS and Natixis in such capacity, the “Underwriters”) pursuant to an underwriting agreement dated the date hereof (the “Underwriting Agreement”).  The Purchaser intends to sell other Certificates (the “Non-Registered Certificates”) to DBS, Natixis and Wells (together, in such capacity, the “Initial Purchasers”) pursuant to a certificate purchase agreement dated the date hereof (the “Certificate Purchase Agreement”).  Capitalized terms that are used but not defined herein have the respective meanings assigned to them in the Pooling and Servicing Agreement (in effect as of the Closing Date) or in the Indemnification Agreement, dated the date hereof (the “Indemnification Agreement”), among the Seller, LCFH, the Purchaser, the Underwriters and the Initial Purchasers.

Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

SECTION 1.          Agreement to Purchase.

Subject to the terms and conditions set forth in this Agreement, the Seller agrees to sell, assign, transfer and otherwise convey to the Purchaser upon receipt of the Mortgage Loan Purchase Price referred to in this Section 1, and the Purchaser agrees to purchase, the Mortgage Loans.  The purchase and sale of the Mortgage Loans shall take place on or about September 27, 2013 or such other date as shall be mutually acceptable to the parties hereto (the “Closing Date”).  As of the Cut-off Date, the Mortgage Loans will have an aggregate principal balance (the “Aggregate Cut-off Date Balance”), after application of all payments of principal due thereon on or before the Cut-off Date, whether or not received, of $475,009,269, subject to a variance of plus or minus 5.0%.  The purchase price of the Mortgage Loans (inclusive of accrued interest and exclusive of the Seller’s share of the costs set forth in Section 9(c) hereof) (the “Mortgage Loan Purchase Price”) shall be equal to the amount set forth on the cross receipt between the Seller and the Purchaser dated the date hereof.  In addition, on the date hereof the Seller is hereby delivering to the Purchaser (which delivery may be effected by Purchaser deducting such amounts from the Mortgage Loan Purchase Price) an amount equal to $99,258.33, which represents, with respect to the Mortgage Loan identified on the Mortgage Loan Schedule attached hereto as Exhibit A as Bridgeview Apartments (as to which the first monthly payment date will be in November 2013), an amount equal to 30 days of interest at the related Mortgage Rate on the outstanding principal balance of such Mortgage Loan as of the Cut-off Date.

SECTION 2.          Conveyance of Mortgage Loans.

(a)          On the Closing Date, subject only to receipt by the Seller of the Mortgage Loan Purchase Price, the satisfaction of the other closing conditions required to be satisfied on the part of Purchaser pursuant to Section 7 and the issuance of the Certificates, the Seller agrees to sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller from and after the Closing Date in and to the following property whether now owned or existing or hereafter acquired or arising (the “Covered Assets”): the Mortgage Loans identified on the Mortgage Loan Schedule, including all rights to payment in respect thereof, which, notwithstanding the foregoing, includes all interest and principal received or receivable by the Seller on or with respect to the Mortgage Loans after the Cut-off Date (subject to the proviso in the next sentence), together with all of the Seller’s right, title and interest in and to the proceeds of any related title, hazard, or other insurance policies and any escrow, reserve or other comparable accounts related to the Mortgage Loans, subject to that certain Agreement to Appointment of Master Servicer dated as of September 27, 2013, between the Master Servicer, the Depositor and the Seller and, in the case of the 15 MetroTech Center Mortgage Loan, subject to the related Intercreditor Agreement and the rights of the holders of the 15 MetroTech Center Pari Passu Companion Loans.  The Purchaser shall be entitled to (and, to the extent received by or on behalf of the Seller, the Seller shall deliver or cause to be delivered to or at the direction of the Purchaser) all scheduled payments of principal and interest due on the Mortgage Loans after the Cut-off Date, and all other recoveries of principal and interest collected

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thereon after the Cut-off Date; provided, however, that all scheduled payments of principal and interest due on or before the Cut-off Date and collected after the Cut-off Date shall belong to the Seller, and the Purchaser or its successors or assigns shall promptly remit any such payments to the Seller.

With respect to any Mortgage Loan that is subject to an Intercreditor Agreement, the parties hereto intend that the provisions of this Section 2(a) serve as an assignment and assumption agreement between the Seller (solely as holder of such Mortgage Loan and not as holder of any related Companion Loan), as the assignor, and the Purchaser, on behalf of the Trust, as the assignee.  Accordingly, the Seller hereby (and in accordance with and subject to all other applicable provisions of this Agreement) assigns, grants, sells, transfers, delivers, sets over, and conveys to the Purchaser all right, title and interest of the Seller in, to and arising out of the related Intercreditor Agreement and the Purchaser, on behalf of the Trust, hereby accepts (subject to applicable provisions of this Agreement) the foregoing assignment and assumes all of the rights and obligations of Seller (solely as holder of such Mortgage Loan and not as holder of any related Companion Loan) with respect to related Intercreditor Agreement from and after the Closing Date.  In addition, the Purchaser acknowledges that any such Mortgage Loan that is a Serviced Mortgage Loan shall be serviced pursuant to the terms of the Pooling and Servicing Agreement.

Within 45 days after the Closing Date or, if later, after the date on which all missing filing/recording information is received, the Seller shall, or shall at the expense of the Seller cause a third party vendor (which may be the Trustee, Certificate Administrator or Custodian pursuant to the Pooling and Servicing Agreement or otherwise) to, (1) complete (to the extent necessary) and submit for recording (in favor of the Trustee, in trust for the Holders of Deutsche Mortgage & Asset Receiving Corporation, COMM 2013-LC13 Commercial Mortgage Pass-Through Certificates) in the appropriate public recording office (a) each Assignment of Mortgage referred to in clause (iii) of Exhibit B which has not yet been submitted for recording and (b) each Reassignment of Assignment of Leases, Rents and Profits referred to in clause (viii)(B) of Exhibit B (if not otherwise included in the related Assignment of Mortgage) which has not yet been submitted for recordation; and (2) complete (to the extent necessary) and file in the appropriate public filing office each UCC assignment of financing statement referred to in clause (v)(B) and (xiii) of Exhibit B which has not yet been submitted for filing or recording.  In the event that any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall promptly prepare or cause the preparation of a substitute therefor or cure or cause the curing of such defect, as the case may be, and shall thereafter deliver the substitute or corrected document to or at the direction of the Purchaser (or any subsequent owner of the affected Mortgage Loan, including, without limitation, the Trustee) for recording or filing, as appropriate, at the Seller’s expense.  In the event that the Seller receives the original recorded or filed copy, the Seller shall, or shall cause a third party vendor or any other party under its control to, promptly upon receipt of the original recorded or filed copy (and in no event later than 5 Business Days following such receipt) deliver such original to the Custodian (or in the case of the 15 MetroTech Center Mortgage Loan, from and after the 15 MetroTech Center Note A-1 Securitization Date, to the custodian for the 15 MetroTech Center Note A-1 Securitization), with evidence of filing or recording thereon.  Notwithstanding anything to the contrary contained in this Section 2, in those instances where the public recording office retains the original Mortgage, Assignment of

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Mortgage, Assignment of Leases, Rents and Profits or Reassignment of Assignment of Leases, Rents and Profits, if applicable, after any has been recorded, the obligations hereunder of the Seller shall be deemed to have been satisfied upon delivery to the Custodian (or in the case of the 15 MetroTech Center Mortgage Loan, from and after the 15 MetroTech Center Note A-1 Securitization Date, to the custodian for the 15 MetroTech Center Note A-1 Securitization) of a copy of the recorded original of such Mortgage, Assignment of Mortgage, Assignment of Leases, Rents and Profits or Reassignment of Assignment of Leases, Rents and Profits.

With respect to the 15 MetroTech Center Loan Combination, the holders of 15 MetroTech Center Pari Passu Note A-1B and 15 MetroTech Center Pari Passu Note A-1A will prepare and deliver to the Trustee, for execution, assignment documents similar to those set forth in clauses (iii), (iv)(B), (v), (viii)(B) and (xiii) of Exhibit B, along with a direction to the Trustee to execute such assignments. The Trustee will execute and deliver such assignments to the trustee of the applicable Other Lead Securitization. The Trustee will be entitled to rely on the direction provided by the holders of 15 MetroTech Center Pari Passu Note A-1B and 15 MetroTech Center Pari Passu Note A-1A and will have no liability for the form, content or adequacy of any of the assignment documents or for determining the ownership status of such 15 MetroTech Center Pari Passu Companion Loans. In addition, the Custodian will be required to deliver to the trustee of the applicable Other Lead Securitization any recorded document related to the 15 MetroTech Center Loan Combination that it receives after the 15 MetroTech Center Note A-1 Securitization Date.

On the Closing Date, upon (i) notification from the Seller that the Mortgage Loan Purchase Price referred to in Section 1 has been received by the Seller and (ii) the issuance of the Certificates, the Purchaser shall be authorized to release to the Certificate Administrator or its designee all of the Mortgage Files in the Purchaser’s possession relating to the Mortgage Loans.

(b)         In connection with the Seller’s assignment pursuant to subsection (a) above, and subject to subsections (c) and (d) below, the Seller shall deliver to and deposit with, or cause to be delivered to and deposited with, the Custodian, on or before the Closing Date, the documents and/or instruments referred to in clauses (i), (ii), (vii), (xi) and (xix) of Exhibit B for each Mortgage Loan so assigned (with originals with respect to clause (i) and copies with respect to clauses (ii), (vii), (xi) and (xix)) and, except as otherwise provided in Section 2(d) below, within 30 days following the Closing Date, the remaining applicable documents in Exhibit B for each such Mortgage Loan, with copies to the Master Servicer.  With respect to the 15 MetroTech Center Loan Combination, upon receipt of written request of the holders of 15 MetroTech Center Pari Passu Note A-1B and 15 MetroTech Center Pari Passu Note A-1A, the Custodian will transfer the Mortgage File (other than the 15 MetroTech Center Pari Passu Note A-2A and Note A-2B, the originals of which shall be retained by the Custodian) for the 15 MetroTech Center Loan Combination to the applicable Other Lead Trustee and retain a copy of such Mortgage File

Notwithstanding anything herein to the contrary, with respect to the 15 MetroTech Center Mortgage Loan from and after the 15 MetroTech Center Note A-1 Securitization Date, the preceding document delivery requirements on the part of the Seller will be met by the delivery by the Seller to the Custodian of copies of the documents specified in Exhibit B (other than the Note and intervening endorsements evidencing such Mortgage Loan,

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with respect to which, subject to the immediately following subsection (c), the originals shall be required), including a copy of the Mortgage securing such Mortgage Loan.

(c)         If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original Note, the Seller shall deliver a copy or duplicate original of such Note, together with an affidavit certifying that the original thereof has been lost or destroyed and an indemnification in connection therewith in favor of the Certificate Administrator, the Trustee and the Custodian.

(d)         If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of any of the documents and/or instruments referred to in clauses (ii), (iii), (v)(A), (viii)(A), (xiv) and (xvi) of Exhibit B and the UCC financing statements and UCC assignments of financing statements referred to in clause (xiii) of Exhibit B, with evidence of recording or filing thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, or because such original recorded or filed document has been lost or returned from the recording or filing office and subsequently lost, as the case may be, the delivery requirements of Section 2(b) shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that a copy of such document or instrument (without evidence of recording or filing thereon, but certified (which certificate may relate to multiple documents and/or instruments) by the applicable public recording or filing office, the applicable title insurance company or by the Seller to be a true and complete copy of the original thereof submitted for recording or filing, as the case may be) has been delivered to the Custodian within 45 days after the Closing Date, and either the original of such missing document or instrument, or a copy thereof, with evidence of recording or filing, as the case may be, thereon, is delivered to or at the direction of the Purchaser (or any subsequent owner of the affected Mortgage Loan, including without limitation the Trustee) within 180 days after the Closing Date (or within such longer period after the Closing Date as the Custodian may consent to, which consent shall not be unreasonably withheld, conditioned or delayed so long as the Seller has provided the Custodian with evidence of such recording or filing, as the case may be, or has certified to the Custodian as to the occurrence of such recording or filing, as the case may be, and is, as certified to the Custodian no less often than quarterly, in good faith attempting to obtain from the appropriate public recording or filing office such original or copy, provided such extensions do not exceed 24 months in the aggregate).

If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of the related lender’s title insurance policy referred to in clause (vii) of Exhibit B solely because such policy has not yet been issued, the delivery requirements of  Section 2(b) shall be deemed to be satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that the Seller has delivered to the Custodian a binder marked as binding and countersigned by the title insurer or its authorized agent (which may be a pro forma or specimen title insurance policy which has been accepted or approved in writing as binding by the related title insurance company) or an acknowledged closing instruction or escrow letter, and the Seller shall deliver to the Custodian or at the direction of the Purchaser (or any subsequent owner of the affected Mortgage Loan, including without limitation the Trustee), promptly following the receipt thereof, the original related lender’s title insurance policy (or a copy thereof).

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In addition, notwithstanding anything to the contrary contained herein, if there exists with respect to any group of related cross-collateralized Mortgage Loans only one original of any document referred to in Exhibit B covering all the Mortgage Loans in such group, then the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans in such group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan.

Notwithstanding anything herein to the contrary, with respect to the documents referred to in clause (xix) and clause (xx) on Exhibit B, the Seller acknowledges that the Master Servicer will hold the original of each such document in trust on behalf of the Trustee in order to draw on such letter of credit on behalf of the Trust and the Seller shall be deemed to have satisfied the delivery requirements of this Agreement by delivering the original of each such document to the Master Servicer.  The Seller shall pay any costs of assignment or amendment of such letter of credit required (which assignment or amendment shall change the beneficiary of the letter of credit to the Trust in care of the Master Servicer) in order for the Master Servicer to draw on such letter of credit on behalf of the Trust.  In the event that the documents specified in clause (xx) on Exhibit B are missing because the related assignment or amendment documents have not been completed, the Seller shall take all reasonably necessary steps to enable the Master Servicer to draw on the related letter of credit on behalf of the Trust including, if necessary, drawing on the letter of credit in its own name pursuant to written instructions from the Master Servicer and immediately remitting such funds (or causing such funds to be remitted) to the Master Servicer.  With respect to the 15 MetroTech Center Loan Combination, upon receipt of written request of the holders of 15 MetroTech Center Pari Passu Note A-1B and 15 MetroTech Center Pari Passu Note A-1A, the Master Servicer will provide for the delivery of the documents referred to in clauses (xix) and clause (xx) on Exhibit B to the applicable Other Lead Servicer.

Contemporaneously with the execution of this Agreement by the Purchaser and the Seller, the Seller shall deliver a power of attorney substantially in the form of Exhibit C hereto to each of the Master Servicer and the Special Servicer, that permits such parties to take such other action as is necessary to effect the delivery, assignment and/or recordation of any documents and/or instruments relating to any Mortgage Loan which have not been delivered, assigned or recorded at the time required for enforcement by the Trust Fund.  The Seller will be required to effect at its expense the assignment and, if applicable, recordation of its Loan Documents until the assignment and recordation of all such Loan Documents has been completed.

(e)          Except as provided below, all documents and records in the Seller’s possession (or under its control) relating to the Mortgage Loans that are not required to be a part of a Mortgage File in accordance with Exhibit B but that are reasonably required to service the Mortgage Loans and copies of the documents in the Mortgage File (all such other documents and records, including Environmental Reports, as to any Mortgage Loan, the “Servicing File”), together with all escrow payments, reserve funds and other comparable funds in the possession of the Seller (or under its control) with respect to the Mortgage Loans, shall (unless they are held by a sub-servicer that shall, as of the Closing Date, begin acting on behalf of the Master Servicer pursuant to a written agreement between such parties) be delivered by the Seller (or its agent) to the Master Servicer (as the Purchaser’s designee) no later than the Closing Date; provided, however, the Seller shall not be required to deliver, and the Servicing File shall not be deemed to

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include drafts of Loan Documents, attorney-client or internal communications of the Seller or its affiliates or Seller’s credit underwriting or due diligence analyses or related data (as distinguished from Environmental Reports, financial statements, credit reports, title reports, structural and engineering reports, appraisals and other reports, analyses or data provided by the Borrowers or third parties other than the Seller’s attorneys).  If a sub-servicer shall, as of the Closing Date, begin acting on behalf of the Master Servicer with respect to any Mortgage Loan pursuant to a written agreement between such parties, the Seller or its agent shall deliver a copy of the related Servicing File to the Master Servicer.  With respect to the 15 MetroTech Center Loan Combination, upon receipt of written request of the holders of 15 MetroTech Center Pari Passu Note A-1B and 15 MetroTech Center Pari Passu Note A-1A, the Master Servicer will transfer the Servicing File for the 15 MetroTech Center Loan Combination to the applicable Other Lead Servicer.

(f)          Each of the Seller and the Purchaser will treat, and their respective records will reflect, the transfer of the Mortgage Loans to the Purchaser as a sale, including for tax and accounting purposes.  Following the transfer of the Mortgage Loans to the Purchaser, the Seller will not take any action inconsistent with the ownership of the Mortgage Loans by the Purchaser or its assignees.

(g)         Furthermore, it is the express intent of the parties hereto that the conveyance of the Mortgage Loans by Seller to Purchaser as provided in this Agreement be, and be construed as, a sale of the Mortgage Loans by Seller to Purchaser and not a pledge of the Mortgage Loans by Seller to Purchaser to secure a debt or other obligation of Seller.  However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to be property of Seller or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans:

(i)          this Agreement shall hereby create a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code in effect in the applicable state;

(ii)         the conveyance provided for in this Agreement shall hereby grant from Seller to Purchaser, and Seller hereby grants to Purchaser, a security interest in and to all of Seller’s right, title, and interest, whether now owned or hereafter acquired, in and to the Covered Assets and all proceeds thereof;

(iii)        the possession by Purchaser or its assignee of the Notes and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser or a Person designated by him or her, for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-306, 9-313 and 9-314 thereof) as in force in the relevant jurisdiction; and

(iv)        notifications to Persons holding such property, and acknowledgments, receipts, confirmations from Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities

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intermediaries, bailees or agents of, or Persons holding for (as applicable), Purchaser or its assignee for the purpose of perfecting such security interest under applicable law.

The Seller at the direction of the Purchaser or its assignee, shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that such security interest is a perfected security interest of first priority under applicable law and will be maintained as such.  In connection herewith, Purchaser and its assignee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction and may execute and file such UCC Financing Statements as may be reasonably necessary or appropriate to accomplish the foregoing.

(h)         It is further acknowledged and agreed by the Seller that the Purchaser intends to convey all right, title and interest of the Purchaser from and after the Closing Date in and to the Mortgage Loans and all rights and remedies under this Agreement (excluding the Purchaser’s rights and remedies under Sections 6(e)-(g), 9 and 11 of this Agreement) to the Trustee on behalf of the Certificateholders, including, without limitation, all rights and remedies as may be available under Section 6 to the Purchaser in the event of a Material Breach or a Material Defect, and the Trustee on behalf of the Certificateholders, as assignee of the Purchaser, or such other party as may be specified in the Pooling and Servicing Agreement, shall be entitled to enforce any obligations of the Seller hereunder in connection with a Material Breach or a Material Defect as if the Trustee on behalf of the Certificateholders had been an original party to this Agreement.

SECTION 3.          Examination of Mortgage Files and Due Diligence Review.

The Seller shall reasonably cooperate with any examination of the Mortgage Files and Servicing Files that may be undertaken by or on behalf of the Purchaser.  The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the Mortgage Files and/or Servicing Files shall not affect the Purchaser’s right to pursue any remedy available in equity or at law under Section 6 for a breach of the Seller’s representations, warranties and covenants set forth in or contemplated by Section 4.

SECTION 4.          Representations, Warranties and Covenants of the Seller.

(a)         The Seller hereby makes, as of the date hereof (or as of such other date specifically provided in the particular representation or warranty), to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit D with respect to each Mortgage Loan, subject to the exceptions set forth in Schedule D-1 to Exhibit D.

(b)         In addition, the Seller, as of the date hereof, hereby represents and warrants to, and covenants with, the Purchaser that:

(i)          The Seller is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary

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to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

(ii)         The execution and delivery of this Agreement by the Seller, and the performance of, and compliance with, the terms of this Agreement by the Seller, do not violate the Seller’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, in each case which materially and adversely affects the ability of the Seller to carry out the transactions contemplated by this Agreement.

(iii)        The Seller has the full limited liability company power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(iv)        This Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid, legal and binding obligation of the Seller, enforceable against the Seller in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, liquidation, moratorium and other laws affecting the enforcement of creditors’ rights generally, including if the Seller is determined to be a “financial company” or an affiliate thereof under Section 201 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the powers of the Federal Deposit Insurance Corporation as receiver under Title II (Orderly Liquidation Authority) of the Dodd-Frank Act, (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification or contribution for securities laws liabilities.

(v)         The Seller is not in violation of, and its execution and delivery of this Agreement and its performance of, and compliance with, the terms of this Agreement do not constitute a violation of, any law, any judgment, order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Seller’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

(vi)        No litigation is pending or, to the best of the Seller’s knowledge, threatened against the Seller the outcome of which, in the Seller’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

(vii)       The Seller has not dealt with any broker, investment banker, agent or other Person, other than the Purchaser, the Underwriters, the Initial Purchasers, and their respective affiliates, that may be entitled to any commission or compensation in

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connection with the sale of the Mortgage Loans or the consummation of any of the other transactions contemplated hereby.

(viii)      No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law (including, with respect to any bulk sale laws), for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement, or the consummation by the Seller of any transaction contemplated hereby, other than (1) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Seller’s sale of the Mortgage Loans to the Purchaser pursuant to this Agreement, (2) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained, made or given and (3) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Seller under this Agreement.

(c)         Upon discovery by any of the Seller or the parties to the Pooling and Servicing Agreement of a breach of any of the representations and warranties made pursuant to and set forth in subsection (b) above which materially and adversely affects the interests of the Purchaser or a breach of any of the representations and warranties made pursuant to subsection (a) above and set forth in Exhibit D that materially and adversely affects the value of any Mortgage Loan, the value of the related Mortgaged Property or the interests in such Mortgage Loan or Mortgaged Property of the Purchaser or the Trustee on behalf of the Certificateholders, the party discovering such breach shall (if the discovering party is the Seller), or shall be required pursuant to the Pooling and Servicing Agreement (if the discovering party is a party to the Pooling and Servicing Agreement) to, give prompt written notice of such breach to the Seller and/or the other parties, as applicable.

(d)         With respect to any Mortgage Loan that is subject to a franchise agreement with a related comfort letter in favor of the Seller that requires notice to or request of the related franchisor to transfer or assign any related comfort letter to the Trust or otherwise have a new comfort letter issued in the name of the Trust, the Seller or its designee shall provide any such required notice or make any such required request to the related franchisor within 45 days of the Closing Date (or any shorter period if required by the applicable comfort letter), notify the related franchisor that the Mortgage Loans have been transferred to the Trust and request a replacement comfort letter (or any such new document or acknowledgement as may be contemplated under the existing comfort letter), and the Pooling and Servicing Agreement shall require the Master Servicer to use reasonable efforts in accordance with the Servicing Standard to acquire such replacement comfort letter, if necessary (or to acquire any such new document or acknowledgement as may be contemplated under the existing comfort letter).

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SECTION 5.          Representations, Warranties and Covenants of the Purchaser.

(a)         The Purchaser, as of the date hereof, hereby represents and warrants to, and covenants with, the Seller that:

(i)          The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of State of Delaware.

(ii)         The execution and delivery of this Agreement by the Purchaser, and the performance of, and compliance with, the terms of this Agreement by the Purchaser, do not violate the Purchaser’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

(iii)        The Purchaser has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(iv)        This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(v)         The Purchaser is not in violation of, and its execution and delivery of this Agreement and its performance of, and compliance with, the terms of this Agreement will not constitute a violation of, any law, any judgment, order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

(vi)        No litigation is pending or, to the best of the Purchaser’s knowledge, threatened against the Purchaser which would prohibit the Purchaser from entering into this Agreement or, in the Purchaser’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

(vii)       The Purchaser has not dealt with any broker, investment banker, agent or other Person, other than the Seller, the Underwriters, the Initial Purchasers and their respective affiliates, that may be entitled to any commission or compensation in connection with the purchase of the Mortgage Loans or the consummation of any of the transactions contemplated hereby.

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(viii)      No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the Purchaser’s execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby, other than (1) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained, made or given and (2) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Purchaser under this Agreement.

(b)         Upon discovery by any of the parties hereto of a breach of any of the representations and warranties set forth above which materially and adversely affects the interests of the Seller, the party discovering such breach shall give prompt written notice of such breach to the other party or parties hereto.

SECTION 6.          Repurchases; Substitutions.

(a)         If the Purchaser discovers that any document constituting a part of a Mortgage File has not been delivered within the time periods provided for herein, has not been properly executed, is missing, does not appear to be regular on its face or contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule (each, a “Defect”; provided that with respect to the 15 MetroTech Center Mortgage Loan from and after the 15 MetroTech Center Note A-1 Securitization Date, a “Defect” or the equivalent under the 15 MetroTech Center Pooling and Servicing Agreement (other than with respect to the promissory note evidencing any 15 MetroTech Center Pari Passu Companion Loan or any assignment document in favor of the applicable Other Lead Trustee or any related power of attorney) shall constitute a Defect hereunder, and there shall not be any other Defects with respect to such Mortgage Loan other than the failure to deliver the items in clause (i)(A) of Exhibit B), or discovers or receives notice of a breach of any representation or warranty of the Seller made pursuant to Section 4(a) of this Agreement with respect to any Mortgage Loan (a “Breach”), and if such Defect is a Material Defect or such Breach is a Material Breach, then the Purchaser (or, following the assignment of the Mortgage Loans to the Trust Fund, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Custodian, on behalf of the Trust Fund) shall give prompt written notice thereof to the Seller.  If any such Defect or Breach materially and adversely affects the value of any Mortgage Loan, the value of the related Mortgaged Property or the interests in such Mortgage Loan or Mortgaged Property of the Purchaser, or causes the related Mortgage Loan to be other than a “qualified mortgage” (within the meaning of Section 860G(a)(3) of the Code, without regard to the rule of Treasury Regulation Section 1.860G-2(f)(2) which causes a defective mortgage loan to be treated as a “qualified mortgage”), then such Defect shall constitute a “Material Defect” or such Breach shall constitute a “Material Breach,” as the case may be; provided, however, that if any documents specified in clauses (i), (ii), (vii), (xi) and (xix) of the definition of “Mortgage File” is (subject to Sections 2(c) and 2(d) hereof) not delivered, and is certified as missing pursuant to Section 2.02 of the Pooling and Servicing Agreement, it shall be deemed a Material Defect.  Promptly upon receiving written notice of any Material Defect or Material Breach with respect to a Mortgage Loan, accompanied by a written demand to take the actions contemplated by this sentence, the Seller shall not later than 90 days

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from the Seller’s receipt from the Purchaser (or, following the assignment of the Mortgage Loans to the Trust Fund, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Custodian, on behalf of the Trust Fund) of notice of, and demand to take action with respect to, such Material Defect or Material Breach, as the case may be (or, in the case of a Material Defect or Material Breach relating to a Mortgage Loan not being a “qualified mortgage” as described in the preceding sentence, not later than 90 days after the Seller or any party to the Pooling and Servicing Agreement discovers such Material Defect or Material Breach) (any such 90-day period, the “Initial Resolution Period”), (i) cure the same in all material respects, (ii) repurchase the affected Mortgage Loan at the applicable Repurchase Price or (iii) substitute a Qualifying Substitute Mortgage Loan for such affected Mortgage Loan (provided that in no event shall such substitution occur later than the second anniversary of the Closing Date) and pay to the Master Servicer for deposit into the Collection Account any Substitution Shortfall Amount in connection therewith; provided that if (i) such Material Defect or Material Breach (other than one relating to a deemed Material Defect under the proviso to the immediately preceding sentence) is capable of being cured but not within the Initial Resolution Period, (ii) such Material Defect or Material Breach is not related to any Mortgage Loan’s not being a “qualified mortgage” within the meaning of the REMIC Provisions and (iii) the Seller has commenced and is diligently proceeding with the cure of such Material Defect or Material Breach within the Initial Resolution Period, then the Seller shall have an additional period equal to the applicable Resolution Extension Period to complete such cure or, failing such cure, to repurchase the Mortgage Loan or substitute a Qualifying Substitute Mortgage Loan.  Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a Borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theatre or fitness center (operated by a Borrower), then the failure to deliver to the Custodian copies of the UCC financing statements with respect to such Mortgage Loan shall not be a Material Defect.

If the Seller is notified of a Defect in any Mortgage File that also affects information set forth in the Mortgage Loan Schedule, the Seller shall promptly correct such Defect and provide a new, corrected Mortgage Loan Schedule to the Purchaser, which corrected Mortgage Loan Schedule shall be deemed to amend and replace the existing Mortgage Loan Schedule for all purposes.  The failure of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee to notify the Seller of a Material Defect or Material Breach shall not constitute a waiver of any cure or repurchase obligation, provided that the Seller must receive written notice thereof as described in this Section 6(a) before commencement of the Initial Resolution Period.

If (x) there exists a Breach of any representation or warranty on the part of the Seller as set forth in, or made pursuant to, representation 30 or 32 of Exhibit D to this Agreement relating to fees and expenses payable by the Borrower associated with the exercise of a defeasance option, a waiver of a “due-on-sale” provision or a “due-on-encumbrance” provision or the release of any Mortgaged Property, and (y) the related Loan Documents specifically prohibit the Master Servicer or Special Servicer from requiring the related Borrower to pay such fees and expenses, then, upon notice by the Master Servicer or Special Servicer, the Seller may cure such breach by transferring to the Collection Account, within 90 days of the Seller’s receipt of such notice, the amount of any such fees and expenses borne by the Trust Fund that are the basis of such Breach. Upon its making such deposit, the Seller shall be deemed to have cured

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such Breach in all respects.  Provided such payment is made, this paragraph describes the sole remedy available to the Purchaser and its assignees regarding any such Breach, regardless of whether it constitutes a Material Breach, and the Seller shall not be obligated to repurchase or otherwise cure such Breach.

Notwithstanding the foregoing provisions of this Section 6(a), in lieu of the Seller performing its obligations with respect to any Material Breach or Material Defect provided in the three preceding paragraphs, to the extent that the Seller and the Purchaser (or, following the assignment of the Mortgage Loans to the Trust Fund, the Special Servicer on behalf of the Trust Fund, and, if no Control Termination Event has occurred and is continuing, with the consent of the Controlling Class Representative) are able to agree upon a cash payment payable by the Seller to the Purchaser (or its assignee) that would be deemed sufficient to compensate the Purchaser (or its assignee) for a Material Breach or Material Defect (a “Loss of Value Payment”), the Seller may elect, in its sole discretion, to pay such Loss of Value Payment to the Purchaser (or its assignee); provided that a Material Defect or a Material Breach as a result of a Mortgage Loan not constituting a “qualified mortgage”, within the meaning of Code Section 860G(a)(3), may not be cured by a Loss of Value Payment.  Upon its making such payment, the Seller shall be deemed to have cured such Material Breach or Material Defect in all respects.  Provided such payment is made, this paragraph describes the sole remedy available to the Purchaser and its assignees regarding any such Material Breach or Material Defect, and the Seller shall not be obligated to repurchase or replace the related Mortgage Loan or otherwise cure such Material Breach or Material Defect.

(b)         In connection with any repurchase of, or substitution for, a Mortgage Loan contemplated by this Section 6:

(i)          the Custodian, the Master Servicer (with respect to any such Mortgage Loan other than a Specially Serviced Loan) and the Special Servicer (with respect to any such Mortgage Loan that is a Specially Serviced Loan), pursuant to the Pooling and Servicing Agreement, shall each be required to tender to the Seller, and the Seller shall be entitled to receive therefrom, all portions of the Mortgage File (in the case of the Custodian) and the Servicing File (in the case of the Master Servicer and the Special Servicer, as applicable) and any and all other documents pertaining to such Mortgage Loan possessed by it, upon delivery:

      (A)       to the Master Servicer or the Special Servicer, as applicable, of a trust receipt, and

      (B)        to the Custodian by the Master Servicer or the Special Servicer, as applicable, of a Request for Release and an acknowledgement by the Master Servicer or Special Servicer, as applicable, of its receipt of the Repurchase Price or the Substitution Shortfall Amount from the Seller;

(ii)         each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed or assigned without recourse in the form of endorsement or assignment provided to the Custodian by the Seller, as the case may be, to the Seller as shall be necessary to vest in the Seller the legal and beneficial

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ownership of each Removed Mortgage Loan to the extent such ownership was transferred to the Trustee; and

(iii)        the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer shall release, or cause the release of, any escrow payments and reserve funds held by or on behalf of the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer, as the case may be, in respect of such Removed Mortgage Loan(s) to the Seller.

(c)         This Section 6 provides the sole remedies with respect to the Mortgage Loans available to the Purchaser, and its successors and permitted assigns (i.e., the Trustee and the holders of the Certificates) in respect of any Defect in a Mortgage File or any Breach.  If the Seller defaults on its obligations to cure, to repurchase, or to substitute for, any Mortgage Loan in accordance with this Section 6, or disputes its obligation to cure, to repurchase, or to substitute for, any Mortgage Loan in accordance with Section 6, the Purchaser may take such action as is appropriate to enforce such payment or performance, including, without limitation, the institution and prosecution of appropriate proceedings.  To the extent the Purchaser prevails in such proceeding, the Seller shall reimburse the Purchaser for all necessary and reasonable costs and expenses incurred in connection with the enforcement of such obligation of the Seller to cure, to repurchase, or to substitute for, any Mortgage Loan in accordance with this Section 6.  To the extent the Seller prevails in such proceeding, the Purchaser shall reimburse the Seller for all necessary and reasonable costs and expenses incurred in connection with such proceeding.

Notwithstanding the foregoing, if there is a Material Breach or Material Defect with respect to one or more Mortgaged Properties securing a Mortgage Loan, the Seller shall not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Loan Documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Loan Documents and the Seller provides an Opinion of Counsel to the effect that such release would not cause an Adverse REMIC Event to occur and (iii) each Rating Agency then rating the Certificates shall have provided a No Downgrade Confirmation with respect to such release.

(d)         As to any Qualifying Substitute Mortgage Loan, at the direction of the Master Servicer (with respect to Performing Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties), the Seller shall deliver to the Custodian for such Qualifying Substitute Mortgage Loan (with a copy to the Master Servicer), the related Mortgage File with the related Note endorsed as required by Exhibit B hereto.  Pursuant to the Pooling and Servicing Agreement, Monthly Payments due with respect to Qualifying Substitute Mortgage Loans in or prior to the month of substitution shall not be part of the Trust Fund and, if received by the Master Servicer, shall be remitted by the Master Servicer to the related Seller on the next succeeding Distribution Date.  For the month of repurchase or substitution, distributions to Certificateholders pursuant to the Pooling and Servicing Agreement will include the Monthly Payment(s) due on the related Removed Mortgage Loan and received by the Master Servicer or the Special Servicer on behalf of the Trust on or prior to the related date of repurchase or substitution, as applicable, and the Seller shall be entitled to retain all amounts received thereafter in respect of such Removed Mortgage Loan.

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In any month in which the Seller substitutes one or more Qualifying Substitute Mortgage Loans for one or more Removed Mortgage Loans, pursuant to this Agreement, the Master Servicer will determine the applicable Substitution Shortfall Amount.  At the direction of the Certificate Administrator, the Seller shall deposit, or deliver to the Master Servicer for deposit, into the Collection Account cash equal to such amount concurrently with the delivery of the Mortgage Files for such Qualifying Substitute Mortgage Loans, without any reimbursement thereof.  Any Mortgage Loan that is repurchased or replaced by the Seller pursuant to this Section 6 shall constitute a “Removed Mortgage Loan”.

(e)         If the Seller (i) receives from any Person (other than the Depositor) any Repurchase Communication of a Repurchase Request; (ii) rejects any Repurchase Request or is in dispute with the Person making any Repurchase Request as to the merits of such Repurchase Request (a “Dispute”); or (iii) receives a Repurchase Communication of a Repurchase Request Withdrawal, then the Seller shall deliver notice thereof (each, a “Rule 15Ga-1 Notice”) to the Depositor within ten (10) Business Days of the Seller’s receipt (or in the case of a rejection or Dispute, the occurrence or commencement) thereof.  Each Rule 15Ga-1 Notice shall include (i) the identity of the related Mortgage Loan, (ii) the date the Repurchase Communication of the Repurchase Request or the Repurchase Request Withdrawal was received, as applicable, and (iii) in the case of a Repurchase Request, the identity of the Person making such Repurchase Request and, if known, the basis for the Repurchase Request (as asserted in the Repurchase Request).

“Repurchase Communication” means, for purposes of this Section 6(e) only, any communication, whether oral or written, which need not be in any specific form.

(f)          The Seller shall provide to the Depositor relevant portions of any Form ABS-15G that the Seller is required to file with the Securities and Exchange Commission (only to the extent that such portions relate to any Mortgage Loan) on or before the date that is five (5) Business Days before the date such Form ABS-15G is required to be filed with the Securities and Exchange Commission.  In connection with such filing, upon the request of the Seller, the Depositor shall provide to the Seller the Trust Fund’s Central Index Key (CIK) number and such other information regarding the principal balances of the Mortgage Loans as is reasonably necessary for the Seller to complete and file such Form ABS-15G.

(g)         The Seller agrees that a Rule 15Ga-1 Notice Provider will not, in connection with providing the Seller with any Rule 15Ga-1 Notice (for purposes of this Section 6(g) only, as defined in the Pooling and Servicing Agreement), be required to provide any information protected by the attorney-client privilege or attorney work product doctrines.  In addition, the Seller hereby acknowledges that (i) any Rule 15Ga-1 Notice provided pursuant to Section 2.03(d) of the Pooling and Servicing Agreement is so provided only to assist the Seller, the Depositor and its Affiliates to comply with Rule 15Ga-1 under the Exchange Act, Items 1104 and 1121 of Regulation AB and any other requirement of law or regulation and (ii) (A) no action taken by, or inaction of, a Rule 15Ga-1 Notice Provider and (B) no information provided pursuant to Section 2.03(d) of the Pooling and Servicing Agreement by a Rule 15Ga-1 Notice Provider, shall be deemed to constitute a waiver or defense to the exercise of any legal right the Rule 15Ga-1 Notice Provider may have with respect to this Agreement, including with respect to any Repurchase Request that is the subject of a Rule 15Ga-1 Notice.

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(h)         Each party hereto agrees that the receipt of a Rule 15Ga-1 Notice or the delivery of any notice required to be delivered pursuant to this Section 6 shall not, in and of itself, constitute delivery of notice of, receipt of notice of, or knowledge of the Seller of, any Material Defect or Material Breach.

SECTION 7.          Closing.

The closing of the purchase and sale of the Mortgage Loans (the “Closing”) shall be held at the offices of Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, New York 10281 at 10:00 a.m., New York City time, on the Closing Date.

The Closing shall be subject to each of the following conditions:

(i)          All of the representations and warranties of the Seller and the Purchaser specified herein shall be true and correct as of the Closing Date, and the Aggregate Cut-off Date Balance shall be within the range permitted by Section 1 of this Agreement;

(ii)         All documents specified in Section 8 (the “Closing Documents”), in such forms as are agreed upon and acceptable to the Purchaser and, in the case of the Pooling and Servicing Agreement (insofar as such agreement affects the obligations of the Seller hereunder or the rights of the Seller hereunder or thereunder) and other documents to be delivered by or on behalf of the Purchaser, to the Seller, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

(iii)        The Seller shall have delivered and released to the Certificate Administrator, the Purchaser or the Purchaser’s designee, as the case may be, all documents and funds required to be so delivered on or before the Closing Date pursuant to Section 2;

(iv)        The result of any examination of the Mortgage Files and Servicing Files performed by or on behalf of the Purchaser pursuant to Section 3 shall be satisfactory to the Purchaser in its reasonable determination;

(v)         All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;

(vi)        The Seller shall have received the Mortgage Loan Purchase Price, and the Seller shall have paid or agreed to pay all fees, costs and expenses payable by it to the Purchaser as of the Closing Date pursuant to this Agreement; and

(vii)       Neither the Underwriting Agreement nor the Certificate Purchase Agreement shall have been terminated in accordance with its terms.

Both parties agree to use their reasonable best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

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SECTION 8.          Closing Documents.

The Closing Documents shall consist of the following:

(a)         This Agreement duly executed and delivered by the Purchaser and the Seller;

(b)         An Officer’s Certificate substantially in the form of Exhibit E hereto, executed by the Secretary or an assistant secretary of the Seller, and dated the Closing Date, and upon which the Purchaser, the Underwriters and the Initial Purchasers may rely, attaching thereto as exhibits the Seller’s organizational documents and all amendments, revisions, restatements and supplements thereof;

(c)         A certificate of good standing regarding the Seller, dated not earlier than 30 days prior to the Closing Date;

(d)         Powers of Attorney of the Seller, each in the form of Exhibit C hereto, for the Master Servicer and the Special Servicer, respectively;

(e)         Written opinions of counsel (which may include opinions of in-house counsel, outside counsel or a combination thereof) for the Seller, in form reasonably acceptable to counsel for the Purchaser and subject to such reasonable assumptions and qualifications as may be requested by counsel for the Seller and acceptable to counsel for the Purchaser, dated the Closing Date and addressed to the Purchaser, the Underwriters and the Initial Purchasers;

(f)          Any other opinions of counsel for the Seller reasonably requested by any nationally recognized statistical rating organization engaged by the Purchaser in connection with the issuance of the Certificates, each of which shall include the Purchaser, the Underwriters and the Initial Purchasers as addressees; and

(g)         Such further certificates, opinions and documents as the Purchaser may reasonably request.

SECTION 9.          Costs.

The Seller shall pay (or shall reimburse the Purchaser to the extent that the Purchaser has paid) (a) the fees and expenses of counsel to the Seller, (b) the expenses of filing or recording UCC assignments of financing statements, assignments of Mortgage and Reassignments of Assignments of Leases, Rents and Profits with respect to the Mortgage Loans as set forth in this Agreement and (c) on the Closing Date, the Seller’s Shared Expense Percentage of the Shared Expenses (each as defined in the Memorandum of Understanding dated September 5, 2013, among DBS, the Seller and Natixis Real Estate Capital LLC (the “MOU”)).  All other costs and expenses, if any, in connection with the transactions contemplated hereunder shall be borne by the party incurring such cost or expense.

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SECTION 10.        Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by overnight mail or courier service and received by the addressee or (d) transmitted by facsimile (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in (a), (b) or (c), and if (i) to the Purchaser, addressed to Deutsche Mortgage & Asset Receiving Corporation, 60 Wall Street, New York, New York 10005, Attention:  Lainie Kaye, facsimile no. (212) 797-4487, with a copy to Anna Glick, Esq., Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, New York 10281, facsimile no. (212) 504-6666, or such other address or facsimile number as may hereafter be furnished to the Seller in writing by the Purchaser; and (ii) to the Seller, addressed to Ladder Capital Finance LLC at 345 Park Avenue, 8th Floor, New York, New York 10154, Attention: Pamela McCormack, E-mail: pamela.mccormack@laddercapital.com, with an electronic copy to Robert Perelman, E-mail:  robert.perelman@laddercapital.com or to such other address, E-mail address or facsimile number as the Seller may designate in writing to the Purchaser; and (iii) to LCFH, addressed to Ladder Capital Finance Holdings LLLP at 345 Park Avenue, 8th Floor, New York, New York 10154, Attention: Pamela McCormack, E-mail: pamela.mccormack@laddercapital.com, with an electronic copy to Robert Perelman, E-mail: robert.perelman@laddercapital.com, or to such other address, E-mail address or facsimile number as LCFH may designate in writing to the Purchaser.

SECTION 11.        Notice of Exchange Act Reportable Events.

The Seller hereby agrees to deliver or cause to be delivered to the Purchaser and the Certificate Administrator disclosures of all material information relating to any event, specifically relating to and actually known by the Seller, reasonably determined in good faith by the Seller as required to be reported on or filed as an exhibit to (a) any Annual Report on Form 10-K with respect to the Trust Fund, insofar as such disclosure is required under any of Items 1117 and/or 1119 of Regulation AB, (b) any Distribution Report on Form 10-D with respect to the Trust Fund, insofar as such disclosure is required under any of Items 1117 and/or 1121(c)(2) of Regulation AB or (c) any Current Report on Form 8-K with respect to the Trust Fund, insofar as such disclosure is required under Item 1.03 of Form 8-K.  In each case, the disclosure information that is to be delivered by the Seller in accordance with this Section 11 is to be formatted in a manner that is reasonably appropriate for inclusion in the applicable form (that is, Form 10-K, Form 10-D and/or Form 8-K, as applicable).  The Seller shall use reasonable efforts to deliver or cause to be delivered to the Certificate Administrator and the Purchaser proposed disclosure language relating to any such event, specifically relating to and actually known by the Seller, described under Item 1117 of Regulation AB or Item 1.03 of Form 8-K as soon as reasonably practicable after the Seller becomes aware of such event (and in no event more than two (2) business days following the Seller becoming aware of the occurrence of such event if such event is reportable under Item 1.03 of Form 8-K). The Seller shall also use reasonable efforts to deliver to the Certificate Administrator and the Purchaser proposed disclosure language relating to any such event, specifically relating to and actually known by the Seller, described under Item 1119 of Regulation AB no later than the later of (i) March 15 of the calendar year following the calendar year covered by the subject Annual Report on Form 10-K and (ii) 15

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business days following receipt of written notice from the parties to the Pooling and Servicing Agreement (as required pursuant to the terms thereof) of the names and addresses of the parties to the Pooling and Servicing Agreement (if different from the original parties to the Pooling and Servicing Agreement) and each Servicing Function Participant retained by the parties to the Pooling and Servicing Agreement during the calendar year covered by the subject Annual Report on Form 10-K.  Notwithstanding anything herein to the contrary, the Seller shall not be obligated to deliver to the Purchaser or to the Certificate Administrator disclosure information that was previously delivered by the Seller in accordance with this Section 11 or disclosed as part of the offering of the Certificates.

The obligation of the Seller to provide the above referenced disclosure materials will terminate upon notice or other written confirmation from the Purchaser that the reporting requirements with respect to the Trust Fund under the Exchange Act have been suspended.  The Seller hereby acknowledges that the information to be provided by it pursuant to this Section will be used in the preparation of reports meeting the reporting requirements of the Purchaser with respect to the Trust Fund under Section 13(a) and/or Section 15(d) of the Exchange Act.

SECTION 12.        Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Seller to the Purchaser or its designee.

SECTION 13.        Severability of Provisions.

Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

SECTION 14.        Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement in electronic format or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

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SECTION 15.        GOVERNING LAW.

THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF.  THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

SECTION 16.        WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION.

TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH PARTY HERETO WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST THE OTHER PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.  EACH PARTY HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT, ANY ASSIGNMENT OR ANY PROVISION HEREOF OR THEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY ASSIGNMENT.

TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH MATTERS MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING INVOLVING SUCH CLAIMS IN ANY SUCH COURT; AND (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

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SECTION 17.        Further Assurances.

The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

SECTION 18.        Successors and Assigns.

The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any Person into which the Seller may be merged or consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Seller is a party, or any Person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder.  The Purchaser has the right to assign its interest under this Agreement, in whole or in part (excluding the Purchaser’s rights and remedies under Sections 6(e)-(g), 9 and 11 of this Agreement), to the Trustee, for the benefit of the Certificateholders, as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall, to the extent of such assignment, succeed to the rights hereunder of the Purchaser, provided that the Trustee shall have no right to further assign such rights to any other Person.  Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser, and their permitted successors and permitted assigns.

SECTION 19.        Amendments.

No term or provision of this Agreement may be amended, waived, modified or in any way altered, unless such amendment, waiver, modification or alteration is in writing and signed by a duly authorized officer of the party against whom such amendment, waiver, modification or alteration is sought to be enforced.

SECTION 20.        Entire Agreement.

This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the MOU (solely with respect to those portions of this Agreement that are not assigned to the Trustee) and the Indemnification Agreement), and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.  The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

SECTION 21.        Obligations of LCFH.

For value received, the receipt and sufficiency of which are hereby acknowledged, LCFH, a limited liability limited partnership duly organized under the laws of the State of Delaware, hereby absolutely and unconditionally guarantees the prompt and complete payment when due of the obligations and liabilities, whether now in existence or hereafter arising, of the Seller, an indirect wholly owned subsidiary of  LCFH, to the Purchaser (i) arising out of or under Section 6 of this Agreement and (ii) that are owed under such Section 6 to the Purchaser or any of its successors and permitted assigns under this Agreement (collectively, the “Obligations”).

22

The guaranty provided for in this Section 21 is one of payment and not of collection.  LCFH hereby waives notice of acceptance of the guaranty provided for in this Section 21 and notice of any of the Obligations to which it may apply, and waives diligence, presentment, demand for payment, protest, notice of protest, notice of dishonor or non-payment of any Obligation, suit or the taking of other action by the Purchaser against, and any other notice to, the Seller, LCFH or others.

LCFH hereby waives any defense arising by reason of, and any and all right to assert against the Purchaser any claim or defense based upon, an election of remedies by the Purchaser which in any manner impairs, affects, reduces, releases, destroys and/or extinguishes LCFH’s rights to proceed against the Seller or any other guarantor for reimbursement or contribution, and/or any other rights of the Purchaser to proceed against the Seller, any other guarantor, or any other Person or security.

LCFH acknowledges that it is presently informed of the financial condition of the Seller and of all other circumstances which diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations.

When pursuing its rights and remedies hereunder against LCFH, the Purchaser may, but shall be under no obligation to, pursue such rights and remedies that the Purchaser may have against the Seller or any other Person or any security or other guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Purchaser to pursue such other rights or remedies or to collect any payments from the Seller or any such other Person or to realize upon any security or other guarantee or to exercise any such right of offset, or any release of the Seller or any such other Person or security or other guarantee or right of offset, shall not relieve LCFH of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Purchaser against LCFH.

23

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

LADDER CAPITAL FINANCE LLC

By:	/s/ David M. Traitel
Name: David M. Traitel
Title: Managing Director

DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION

By:	/s/ Helaine Kaplan
Name: Helaine Kaplan
Title: President

By:	/s/ Natalie Grainger
Name: Natalie Grainger
Title: Vice President

24

Acknowledged and agreed solely as to Section 21:

LADDER CAPITAL FINANCE HOLDINGS LLLP

By:	/s/ Robert Perelman
Name: Robert Perelman
Title: Managing Director

25

EXHIBIT A

MORTGAGE LOAN SCHEDULE

The Mortgage Loan Schedule shall set forth, among other things, the following information with respect to each Mortgage Loan:

(i)          the loan number;

(ii)         the Mortgage Loan name;

(iii)       the street address (including city, state and zip code) of the related Mortgaged Property;

(iv)        the Mortgage Rate in effect as of the Cut-off Date;

(v)         the original principal balance;

(vi)        the Stated Principal Balance as of the Cut-off Date;

(vii)       the Maturity Date for each Mortgage Loan;

(viii)      the Due Date;

(ix)        the amount of the Monthly Payment due on the first Due Date following the Cut-off Date;

(x)         the Servicing Fee Rate;

(xi)        whether the Mortgage Loan is an Actual/360 Mortgage Loan;

(xii)       whether any letter of credit is held by the lender as a beneficiary or is assigned as security for such Mortgage Loan;

(xiii)      the revised rate of such Mortgage Loan, if any;

(xiv)      whether the Mortgage Loan is part of a Whole Loan;

(xv)       whether the Mortgage Loan is secured in any part by a leasehold interest; and

(xvi)      whether the Mortgage Loan has any related mezzanine debt or other subordinate debt.

Such list may be in the form of more than one list, collectively setting forth all of the information required.  Certain of the above-referenced items are described on the Mortgage Loan Schedule attached hereto.

A-1

COMM 2013-LC13 - Mortgage Loan Schedule (MLPA)

													Current	Servicing Fees					Interest					Current Mezzanine
		Mortgage Loan						Interest	Original	Cut-off Date		Payment	Monthly Debt	Sub	Sub Servicer	Sub Servicer	Master	Primary	Accrual	Letter of	Post-ARD Revised	Part of	Leasehold	or Subordinate
ID	Loan Number	Seller	Property Name	Address	City	State	Zip Code	Rate	Balance ($)	Balance ($)	Maturity Date	Date	Service ($)	Servicer (Y/N)	Name	Fee	Servicing Fee	Servicing Fee	Method	Credit	Rate	Whole Loan	Interest	Debt
2	LCF1	LCF	15 MetroTech Center	15 MetroTech Center	Brooklyn	NY	11201	5.4060%	80,000,000	80,000,000.00	01/09/23	1	486,789.25	No	NAP	NAP	0.0050%	0.0100%	Actual/360	None		Yes	Yes
3	LCF2	LCF	The Center Building	33-00 Northern Boulevard	Long Island City	NY	11101	4.4310%	62,000,000	62,000,000.00	06/10/18	6	228,935.00	No	NAP	NAP	0.0050%	0.0050%	Actual/360	None				Yes
6	LCF3	LCF	Bay View Community MHC	5100 Coe Avenue	Seaside	CA	93955	5.4020%	40,000,000	40,000,000.00	06/09/23	6	180,066.67	No	NAP	NAP	0.0050%	0.0050%	Actual/360	None				Yes
9	LCF4	LCF	Whippletree Village MHC	525 North McHenry Road	Wheeling	IL	60090	5.4670%	33,507,000	33,475,184.83	06/08/23	6	189,555.89	No	NAP	NAP	0.0050%	0.0050%	Actual/360	None				Yes
10	LCF5	LCF	El Paseo I & II	22205-22342 El Paseo	Rancho Santa Margarita	CA	92688	5.1830%	32,000,000	32,000,000.00	06/09/23	6	138,213.33	No	NAP	NAP	0.0050%	0.0050%	Actual/360	None				Yes
11	LCF6	LCF	Countrywood Crossing	2281 North Germantown Parkway	Cordova	TN	38016	5.3810%	31,800,000	31,738,176.89	06/07/23	6	178,189.82	No	NAP	NAP	0.0050%	0.0050%	Actual/360	None				Yes
13	LCF7	LCF	The Ritz Tower	465 Park Avenue	New York	NY	10022	4.2440%	30,000,000	30,000,000.00	01/09/23	1	106,100.00	No	NAP	NAP	0.0050%	0.0050%	Actual/360	None			Yes	Yes
18	LCF8	LCF	Bridgeview Apartments	5307 Reflections Club Drive	Tampa	FL	33634	5.5400%	21,500,000	21,500,000.00	06/10/23	6	99,258.33	No	NAP	NAP	0.0050%	0.0050%	Actual/360	None				Yes
20	LCF9	LCF	Aspen Heights Apartments	314 Barnett Shoals Road	Athens	GA	30605	4.5600%	16,650,000	16,650,000.00	06/08/23	6	63,270.00	No	NAP	NAP	0.0050%	0.0050%	Actual/360	None
22	LCF10	LCF	Santa Monica Honda	1719 and 1726 Santa Monica Boulevard	Santa Monica	CA	90404	5.1840%	15,100,000	15,100,000.00	06/08/23	6	65,232.00	No	NAP	NAP	0.0050%	0.0050%	Actual/360	None
26	LCF11	LCF	Gateway Industrial Center	12601-12701 Southfield Freeway	Detroit	MI	48223	4.9480%	13,300,000	13,203,500.26	06/07/23	6	104,815.64	No	Bernard - Cashiering	0.0500%	0.0050%	0.0000%	Actual/360	None
30	LCF21	LCF	Waterview Office Center	9535 Forest Lane	Dallas	TX	75243	5.6410%	4,325,000	4,325,000.00	06/09/23	6	24,940.85	No	NAP	NAP	0.0050%	0.0050%	Actual/360	None
31	LCF26	LCF	Forest Park Gardens	9550 Forest Lane	Dallas	TX	75243	5.6410%	3,400,000	3,400,000.00	06/09/23	6	19,606.68	No	NAP	NAP	0.0050%	0.0050%	Actual/360	None
32	LCF27	LCF	Forest Abrams Place	9304 Forest Lane	Dallas	TX	75243	5.6410%	3,400,000	3,400,000.00	06/09/23	6	19,606.68	No	NAP	NAP	0.0050%	0.0050%	Actual/360	None
33	LCF12	LCF	1010 Midtown Retail	1080 Peachtree Street Northeast	Atlanta	GA	30309	5.2230%	11,000,000	11,000,000.00	06/08/23	6	47,877.50	No	NAP	NAP	0.0050%	0.0050%	Actual/360	None
34	LCF13	LCF	Wicker Park Portfolio	Various	Chicago	IL	Various	5.4160%	10,650,000	10,639,759.79	06/08/23	6	59,909.44	No	NAP	NAP	0.0050%	0.0050%	Actual/360	None
34.01	LCF13.01	LCF	1657 North Damen Avenue	1657 North Damen Avenue	Chicago	IL	60647	5.4160%	2,269,000	2,266,818.31
34.02	LCF13.03	LCF	1645 North Damen Avenue	1645 North Damen Avenue	Chicago	IL	60647	5.4160%	2,153,250	2,151,179.60
34.03	LCF13.05	LCF	1630 North Damen Avenue	1630 North Damen Avenue	Chicago	IL	60647	5.4160%	2,138,750	2,136,693.54
34.04	LCF13.02	LCF	1639 North Damen Avenue	1639 North Damen Avenue	Chicago	IL	60647	5.4160%	1,624,000	1,622,438.49
34.05	LCF13.04	LCF	1649 North Damen Avenue	1649 North Damen Avenue	Chicago	IL	60647	5.4160%	1,428,250	1,426,876.71
34.06	LCF13.06	LCF	1543 North Milwaukee Avenue	1543 North Milwaukee Avenue	Chicago	IL	60622	5.4160%	1,036,750	1,035,753.14
36	LCF14	LCF	Netherwood Apartments	1501 Indian School Road Northeast	Albuquerque	NM	87102	5.4950%	10,400,000	10,400,000.00	06/09/23	6	47,623.33	No	NAP	NAP	0.0050%	0.0050%	Actual/360	None
37	LCF15	LCF	Fairfield Inn & Suites Beachwood	3750 Orange Place	Beachwood	OH	44122	5.9560%	9,800,000	9,783,523.88	06/07/23	6	58,479.01	No	NAP	NAP	0.0050%	0.0050%	Actual/360	None
42	LCF16	LCF	1 Apollo Drive	1 Apollo Drive	Glen Falls	NY	12801	5.6500%	7,500,000	7,489,758.76	06/08/18	6	46,730.82	No	NAP	NAP	0.0050%	0.0050%	Actual/360	None
46	LCF17	LCF	Sumter Crossing	1245 Broad Street	Sumter	SC	29150	5.5470%	6,600,000	6,600,000.00	06/09/23	6	37,668.93	No	NAP	NAP	0.0050%	0.0050%	Actual/360	None
47	LCF18	LCF	Southwind and Woodland Apartments	1655 and 1667 Irish Hill Drive	Biloxi	MS	39531	5.8880%	6,500,000	6,491,520.73	06/08/23	6	41,435.71	No	NAP	NAP	0.0050%	0.0050%	Actual/360	None
48	LCF19	LCF	LaQuinta Inn & Suites Grand Prairie	2131 West Interstate 20	Grand Prarie	TX	75052	5.9220%	5,500,000	5,485,708.55	06/07/23	6	35,174.80	No	NAP	NAP	0.0050%	0.0050%	Actual/360	None
49	LCF20	LCF	Lake Village MHC	27 Michigan Lane	Winona	MN	55987	5.1790%	5,175,000	5,164,435.55	06/07/23	6	28,349.39	No	NAP	NAP	0.0050%	0.0050%	Actual/360	None
52	LCF22	LCF	Hastings Self Storage	1337 Saw Mill River Road	Hastings on Hudson	NY	10706	4.9300%	4,000,000	3,987,494.21	06/07/23	6	23,220.76	No	NAP	NAP	0.0050%	0.0050%	Actual/360	None
53	LCF23	LCF	Days Inn Laredo	7060 San Bernardo Avenue	Laredo	TX	78041	6.0060%	4,000,000	3,986,920.09	06/08/23	6	33,767.24	No	NAP	NAP	0.0050%	0.0050%	Actual/360	None
54	LCF24	LCF	Smart & Final Murrieta	25060 Madison Avenue	Murrieta	CA	92562	5.7580%	3,600,000	3,600,000.01	06/09/23	6	21,026.92	No	NAP	NAP	0.0050%	0.0050%	Actual/360	None
55	LCF25	LCF	Red Roof Inn Laredo	2010 Lomas Del Sur	Laredo	TX	78046	6.0560%	3,600,000	3,588,285.73	06/08/23	6	30,487.87	No	NAP	NAP	0.0050%	0.0050%	Actual/360	None

EXHIBIT B

THE MORTGAGE FILE

The “Mortgage File” for any Mortgage Loan shall, subject to Sections 2(b), 2(c) and 2(d) of this Agreement, collectively consist of the following documents:

(i)          (A) the original Note, bearing, or accompanied by, all prior or intervening endorsements, endorsed by the most recent endorsee prior to the Trustee or, if none, by the Originator, without recourse, either in blank or to the order of the Trustee in the following form: “Pay to the order of U.S. Bank National Association, as trustee for the benefit of the Holders of COMM 2013-LC13 Commercial Mortgage Pass-Through Certificates, without recourse” and (B) in the case of each related Serviced Companion Loan, a copy of the executed Note for such Serviced Companion Loan;

(ii)         the original (or a copy thereof certified from the applicable recording office) of the Mortgage and, if applicable, the originals (or copies thereof certified from the applicable recording office) of any intervening assignments thereof showing a complete chain of assignment from the Originator of the Mortgage Loan or Serviced Loan Combination to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording indicated thereon;

(iii)        an original or copy (if the related Mortgage Loan Seller or its designee, rather than the Custodian and its designee, is responsible for the recording thereof) of an assignment of the Mortgage, in recordable form (except for missing recording information and, if delivered in blank, except for the name of the assignee), executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the Originator, either in blank or in favor of the Trustee, in trust for the  Holders of Deutsche Mortgage & Asset Receiving Corporation, COMM 2013-LC13 Commercial Mortgage Pass-Through Certificates (with respect to any Serviced Loan Combination, any related Serviced Companion Loan Noteholders);

(iv)        (A) an original or copy of any related security agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the Originator of the Mortgage Loan or Serviced Loan Combination to the most recent assignee thereof prior to the Trustee, if any; and (B) an original assignment of any related security agreement (if such item is a document separate from the related Mortgage) executed by the most recent assignee thereof prior to the Trustee or, if none, by the Originator, either in blank or in favor of the Trustee in trust for the Holders of Deutsche Mortgage & Asset Receiving Corporation, COMM 2013-LC13 Commercial Mortgage Pass-Through Certificates (and, with respect to any Serviced Loan Combination, any related Serviced Companion Loan Noteholders), which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause (iii) above;

(v)         (A) stamped or certified copies of any UCC financing statements and continuation statements which were filed in order to perfect (and maintain the perfection of) any security interest held by the Originator of the Mortgage Loan (and each assignee of record prior to the Trustee) in and to the personalty of the Borrower at the Mortgaged Property (in each case with evidence of filing or recording thereon) and which were in the possession of the Seller (or its agent) at the time the Mortgage Files were delivered to the Custodian, together with original UCC-2 or UCC-3 assignments of financing statements showing a complete chain of assignment from the secured party named in such UCC-1 financing statement to the most recent assignee of record thereof prior to the Trustee, if any, and (B) if any such security interest is perfected and the earlier UCC financing statements and continuation statements were in the possession of the Seller, an assignment of UCC financing statement by the most recent assignee of record prior to the Trustee or, if none, by the Originator, evidencing the transfer of such security interest, either in blank or in favor of the Trustee in trust for the Holders of Deutsche Mortgage & Asset Receiving Corporation, COMM 2013-LC13 Commercial Mortgage Pass-Through Certificates (and, with respect to any Serviced Loan Combination, any related Serviced Companion Loan Noteholders); provided that other evidence of filing or recording reasonably acceptable to the Trustee may be delivered in lieu of delivering such UCC financing statements including, without limitation, evidence of such filed or recorded UCC financing statement as shown on a written UCC search report from a reputable search firm, such as CSC/LexisNexis Document Solutions, Corporation Service Company, CT Corporation System and the like or printouts of on-line confirmations from such UCC filing or recording offices or authorized agents thereof;

(vi)        the original or a copy of the Loan Agreement relating to such Mortgage Loan, if any;

(vii)       the original or a copy of the lender’s title insurance policy issued in connection with the origination of the Mortgage Loan, together with all endorsements or riders (or copies thereof) that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property or, subject to Section 2(d) of this Agreement, a “marked-up” commitment to insure marked as binding and countersigned by the related insurer or its authorized agent (which may be a pro forma or specimen title insurance policy which has been accepted or approved as binding in writing by the related title insurance company), or, subject to Section 2(d) of this Agreement, an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company;

(viii)      (A) the original or a copy of the related Assignment of Leases, Rents and Profits (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the Originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording thereon; and (B) an original or copy (if the related Mortgage Loan Seller or its designee, rather than the Custodian and its designee, is responsible for the recording thereof) of an assignment of any related Assignment of Leases, Rents and Profits (a “Reassignment of Assignment of Leases, Rents and Profits”) (if such item is a document separate from the Mortgage), in recordable form (except for missing recording information and, if delivered in blank, except for the name of the assignee), executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the Originator, either in blank or in favor of the Trustee in trust for the Holders of Deutsche Mortgage & Asset Receiving Corporation, COMM 2013-LC13 Commercial Mortgage Pass-Through Certificates (and, with respect to any Serviced Loan Combination, any related Serviced Companion Loan Noteholders), which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause (iii) above;

(ix)        the original or a copy of any environmental indemnity agreements and copies of any environmental insurance policies pertaining to the Mortgaged Properties required in connection with origination of the Mortgage Loans and copies of Environmental Reports;

(x)         copies of the currently effective Management Agreements, if any, for the Mortgaged Properties;

(xi)        if the Borrower has a leasehold interest in the related Mortgaged Property, the original ground lease and any related lessor estoppel or similar agreements or a copy thereof;

(xii)       if the related assignment of contracts is separate from the Mortgage, the original executed version of such assignment of contracts and the assignment thereof to the Trustee;

(xiii)       if any related Lock-Box Agreement or Cash Collateral Account Agreement is separate from the Mortgage or Loan Agreement, a copy thereof; with respect to the Reserve Accounts, Cash Collateral Accounts and Lock-Box Accounts, if any, a stamped or certified copy of the UCC-1 financing statements, if any, submitted for filing with respect to the mortgagee’s security interest in the Reserve Accounts, Cash Collateral Accounts and Lock-Box Accounts and all funds contained therein (and UCC-3 assignments of financing statements assigning such UCC-1  financing statements to the Trustee in trust for the Holders of Deutsche Mortgage & Asset Receiving Corporation, COMM 2013-LC13 Commercial Mortgage Pass-Through Certificates and, with respect to any Serviced Loan Combination, the related Serviced Companion Loan Noteholders);

(xiv)      originals or copies of all assumption, modification, written assurance and substitution agreements, if any, with evidence of recording thereon if appropriate, in those instances where the terms or provisions of the Mortgage, Note or any related security document have been modified or the Mortgage Loan or Serviced Loan Combination has been assumed;

(xv)       the original or a copy of any guaranty of the obligations of the Borrower under the Mortgage Loan or Serviced Loan Combination together with, as applicable, (A)  the original or copies of any intervening assignments of such guaranty showing a complete chain of assignment from the Originator of the Mortgage Loan to the most recent assignee thereof prior to the Trustee, if any, and (B) an original assignment of such guaranty executed by the most recent assignee thereof prior to the Trustee or, if none, by the Originator;

(xvi)      the original or a copy of the power of attorney (with evidence of recording thereon, if appropriate) granted by the related Borrower if the Mortgage, Note or other document or instrument referred to above was signed on behalf of the Borrower pursuant to such power of attorney;

(xvii)     with respect to each Whole Loan, a copy of the related Intercreditor Agreement;

(xviii)    with respect to hospitality properties, a copy of the franchise agreement, if any, an original or copy of the comfort letter, if any, and if, pursuant to the terms of such comfort letter, the general assignment of the Mortgage Loan is not sufficient to transfer or assign the benefits of such comfort letter to the Trust, a copy of the notice to the franchisor of the transfer of such Mortgage Loan and/or a copy of the request for the issuance of a new comfort letter in favor of the Trust (in each case, as and to the extent required pursuant to the terms of such comfort letter);

(xix)      the original (or copy, if the original is held by the Master Servicer pursuant to Section 2(d) of this Agreement) of any letter of credit held by the lender as beneficiary or assigned as security for such Mortgage Loan;

(xx)        the appropriate assignment or amendment documentation related to the assignment to the Trust of any letter of credit securing such Mortgage Loan (or copy thereof, if the original is held by the Master Servicer pursuant to Section 2(d) of this Agreement) which entitles the Master Servicer on behalf of the Trust to draw thereon; and

(xxi)      with respect to any Mortgage Loan with related mezzanine debt or other subordinate debt (other than a Companion Loan), a co-lender agreement, a subordination agreement or other intercreditor agreement;

provided that whenever the term “Mortgage File” is used to refer to documents actually received by the Purchaser or the Trustee, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.  The original assignments referred to in clauses (iii), (iv)(B), (viii)(B) and (xv)(B), may be in the form of one or more instruments in recordable form in any applicable filing or recording offices.

With respect to the 15 MetroTech Center Loan Combination, except for the Note referred to in clause (i)(B) of the preceding paragraph, only a single original set of the Loan Documents specified above is required to be delivered.  Notwithstanding anything herein to the contrary, with respect to a Non-Serviced Mortgage Loan (including the 15 MetroTech Center Mortgage Loan from and after the 15 MetroTech Center Note A-1 Securitization Date), the preceding document delivery requirements will be met by the delivery by the Mortgage Loan Seller to the Custodian of copies of the documents specified above (other than the Note and intervening endorsements evidencing a Non-Serviced Mortgage Loan, with respect to which, subject to Section 2(c) of this Agreement, the originals shall be required), including a copy of the Mortgage securing the applicable Non-Serviced Mortgage Loan.  For the avoidance of doubt, no original documents (other than the applicable note), shall be delivered to any securitization that is not the Other Lead Securitization.

EXHIBIT C

FORM OF POWER OF ATTORNEY

RECORDING REQUESTED BY:
[_____]

AND WHEN RECORDED MAIL TO:

[_____]
[_____]
[_____]
Attention:  [_____]

POWER OF ATTORNEY
([_____])

KNOW ALL MEN BY THESE PRESENTS, that [_____], as seller under that certain Mortgage Loan Purchase Agreement dated and effective September 27, 2013 (the “Mortgage Loan Purchase Agreement”), does hereby appoint [Midland Loan Services, A Division of PNC Bank, National Association (the “Master Servicer”)][ Rialto Capital Advisors, LLC (the “Special Servicer”)], as [master][special] servicer under the Pooling and Servicing Agreement dated as of September 1, 2013, by and among Deutsche Mortgage & Asset Receiving Corporation, as depositor, Midland Loan Services, A Division of PNC Bank, National Association, as master servicer, Rialto Capital Advisors, LLC, as special servicer, Deutsche Bank Trust Company Americas, as certificate administrator, paying agent and custodian, Park Bridge Lender Services LLC, as operating advisor, U.S. Bank National Association, as trustee, and any other party thereto, as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

To perform any and all acts which may be necessary or appropriate to enable the [Master][Special] Servicer to take such action as is necessary to effect the delivery, assignment and/or recordation of any documents and/or instruments relating to any Mortgage Loan (as defined in the Mortgage Loan Purchase Agreement and other than the Non-Serviced Mortgage Loans) which has not been delivered, assigned or recorded at the time required for enforcement as provided in the Mortgage Loan Purchase Agreement, giving and granting unto the [Master][Special] Servicer full power and authority to do and perform any and every lawful act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that the [Master][Special] Servicer shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned caused this power of attorney to be executed as of the [__] day of September 2013.

[_____]

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT D

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

REPRESENTATIONS AND WARRANTIES OF THE SELLER
REGARDING THE INDIVIDUAL MORTGAGE LOANS

(1)
Whole Loan; Ownership of Mortgage Loans.  Each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan.  At the time of the sale, transfer and assignment to Purchaser, no Note or Mortgage was subject to any assignment (other than assignments to the Seller), participation or pledge, and the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement.  Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

(2)
Loan Document Status. Each related Note, Mortgage, Assignment of Leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Borrower, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Borrower with respect to any of the related Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Note, Mortgage or other Loan Documents.

(3)
Mortgage Provisions.  The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)
Mortgage Status; Waivers and Modifications.  Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Borrower nor the related guarantor has been released from its material obligations under the Mortgage Loan.  With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by Mortgage Loan Seller on or after September 14, 2013.

(5)
Lien; Valid Assignment.  Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases, Rents and Profits to the Trust constitutes a legal, valid and binding assignment to the Trust.  Each related Mortgage and Assignment of Leases, Rents and Profits is freely assignable without the consent of the related Borrower.  Each related Mortgage is a legal, valid and enforceable first lien on the related Borrower’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on in Schedule D-1 to this Exhibit D (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below).  Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

(6)
Permitted Liens; Title Insurance.  Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for another Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”).  Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage.  Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Seller thereunder and no claims have been paid thereunder. Neither the Seller, nor to the Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)
Junior Liens.  It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing).  The Seller has no knowledge of any mezzanine debt secured directly by interests in the related Borrower.

(8)
Assignment of Leases, Rents and Profits.  There exists as part of the related Mortgage File an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases, Rents and Profits creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications.  The related Mortgage or related Assignment of Leases, Rents and Profits, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(9)
UCC Filings.  If the related Mortgaged Property is operated as a hospitality property, the Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Borrower and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be.  Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above.  No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)
Condition of Property.  Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date.  To the Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)
Taxes and Assessments.  All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon.  For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)
Condemnation.  As of the date of origination and to the Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)
Actions Concerning Mortgage Loan.  As of the date of origination and to the Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Borrower, guarantor, or Borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Borrower’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Borrower’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)
Escrow Deposits.  All escrow deposits and payments required to be escrowed with lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Loan Documents are being conveyed by the Seller to Purchaser or its servicer.

(15)
No Holdbacks.  The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedule attached as Exhibit A to this Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Borrower or other considerations determined by Seller to merit such holdback).

(16)
Insurance.  Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating of any one of the following:  (i) at least “A-:VIII” from A.M. Best Company, (ii) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (iii) at least “A-” from Standard & Poor’s Ratings Services (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Borrower and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Borrower is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-”  by Standard & Poor’s Ratings Services in an amount not less than 100% of the SEL or PML, as applicable.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or Loan Combination, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan (or Loan Combination, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee.  Each related Mortgage Loan obligates the related Borrower to maintain all such insurance and, at such Borrower’s failure to do so, authorizes the lender to maintain such insurance at the Borrower’s cost and expense and to charge such Borrower for related premiums.  All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

(17)
Access; Utilities; Separate Tax Lots.  Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)
No Encroachments.  To Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such

Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.  No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.  No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(19)
No Contingent Interest or Equity Participation.  No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature  (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Seller.

(20)
REMIC.  The Mortgage Loan is a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but determined without regard to the rule in the U.S. Department of Treasury Regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations).  If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto.  Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations.  All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)	Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)
Authorized to do Business.  To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Note, each holder of the Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)
Trustee under Deed of Trust.  With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

(24)
Local Law Compliance.  To the Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial, multifamily and manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage Loan.  The terms of the Loan Documents require the Borrower to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)
Licenses and Permits.  Each Borrower covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Seller’s knowledge based upon a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial, multifamily and manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect.  The Mortgage Loan requires the related Borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)
Recourse Obligations.  The Loan Documents for each Mortgage Loan provide that such Mortgage Loan is non-recourse to the related parties thereto except that (a) the related Borrower and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Borrower and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (iii)  intentional material physical waste of the Mortgaged Property, and (iv) any breach of the environmental covenants contained in the related Loan Documents, and (b) the Mortgage Loan shall become full recourse to the related Borrower and at least one individual or entity, if the related Borrower files a voluntary petition under federal or state bankruptcy or insolvency law.

(27)
Mortgage Releases.  The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (32)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation.  With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of  Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x).  For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan.

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

(28)
Financial Reporting and Rent Rolls.  Each Mortgage requires the Borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Borrower are in the form of an annual combined balance sheet of the Borrower entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)
Acts of Terrorism Exclusion.  With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Borrower under each Mortgage Loan is required to carry terrorism insurance, but in such event the Borrower shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(30)
Due on Sale or Encumbrance.  Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Borrower, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Borrower, (iv) transfers to another holder of direct or indirect equity in the Borrower, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt, in each case as set forth on Schedule D-30-1 or Schedule D-30-2, as applicable, to this Exhibit D or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Schedule D-30-3 to this Exhibit D or (iv) Permitted Encumbrances.  The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)
Single-Purpose Entity.  Each Mortgage Loan requires the Borrower to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding.  Both the Loan Documents and the organizational documents of the Borrower with respect to each Mortgage Loan with a Cut-off Date Stated Principal Balance in excess of $5 million provide that the Borrower is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Stated Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Borrower.  For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Stated Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Borrower for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)
Defeasance.  With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for Defeasance as a unilateral right of the Borrower, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Borrower is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the Borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Note as set forth in clause (iii) above; (v) if the Borrower would continue to own assets in addition to the Defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Borrower is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)
Fixed Interest Rates.  Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

(34)
Ground Leases.   For purposes of this Agreement, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants that:

(a)
The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction.  The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)
The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)
The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)
The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii)  is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)
The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)
The Seller has not received any written notice of material default under or notice of termination of such Ground Lease.  To the Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)
The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)
A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Seller in connection with loans originated for securitization;

(j)
Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)
In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)
Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)
Servicing.  The servicing and collection practices used by the Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)
Origination and Underwriting.  The origination practices of the Seller (or the related originator if the Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Exhibit D.

(37)
No Material Default; Payment Record.  No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date.  To the Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Seller in this Exhibit D.  No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.

(38)
Bankruptcy.  As of the date of origination of the related Mortgage Loan and to the Seller’s knowledge as of the Cut-off Date, no Borrower, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)
Organization of Borrower.  With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Borrower delivered by the Borrower in connection with the origination of such Mortgage Loan, the Borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico.  Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Borrower that is an Affiliate of another Borrower. (An “Affiliate” for purposes of this paragraph (39) means, a Borrower that is under direct or indirect common ownership and control with another Borrower.)

(40)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage

Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true:  (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Borrower and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Borrower was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action.  To Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)
Appraisal.  The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date.  The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.

(42)
Mortgage Loan Schedule.  The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as Exhibit A to this Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by this Agreement to be contained therein.

(43)	Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust.

(44)
Advance of Funds by the Seller.  After origination, no advance of funds has been made by Seller to the related Borrower other than in accordance with the Loan Documents, and, to Seller’s knowledge, no funds have been received from any person other than the related Borrower or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Documents).  Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)
Compliance with Anti-Money Laundering Laws.  Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein.

SCHEDULE D-1 TO EXHIBIT D

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

Representation numbers referred to below relate to the corresponding Mortgage Loan representations and warranties set forth in Exhibit D to the Mortgage Loan Purchase Agreement.

Annex A ID#	Mortgage Loan	Representation	Exception
2	15 MetroTech Center	(1) Whole Loan; Ownership of Mortgage Loans
The subject Mortgage Loan is evidenced by two (2) promissory notes (the “15 MetroTech Center Mortgage Notes”) that are pari passu with two (2) other promissory notes (the “15 MetroTech Center Companion Notes”) that will not be included in the COMM 2013-LC13 commercial mortgage securitization.  All four (4) of the 15 MetroTech Center promissory notes are secured by the same Mortgage encumbering the same Mortgaged Property  and are subject to the terms and conditions of a co-lender agreement and, to the extent not superseded by such co-lender agreement, a co-origination agreement.  Bank of America, N.A.: (1) holds and, on the Closing Date, is transferring to Ladder Capital Finance LLC one of the 15 MetroTech Center Mortgage Notes; and (2) holds one of the 15 MetroTech Center Companion Notes.  The servicing and administration of the subject Mortgage Loan, and the retention of the related Mortgage Loan documents (other than the 15 MetroTech Center Mortgage Notes) will ultimately be governed by the pooling and servicing agreement or other comparable agreement pursuant to which one or both of the 15 MetroTech Center Companion Notes are securitized.

2	15 MetroTech Center	(5) Lien; Valid Assignment	The related Mortgage secures the 15 MetroTech Center Mortgage Notes and the 15 MetroTech Center Companion Notes on a pari passu basis.

Schedule D-1 to Exhibit D

	All Mortgage Loans transferred by LCF	(6) Permitted Liens; Title Insurance
The lien of real property taxes and assessments shall not be considered due and payable until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement is entitled to be taken by the related taxing authority.

2	15 MetroTech Center	(6) Permitted Liens; Title Insurance	The related Mortgage secures the 15 MetroTech Center Mortgage Notes and the 15 MetroTech Center Companion Notes on a pari passu basis.
55	Red Roof Inn Laredo	(6) Permitted Liens; Title Insurance
The franchisor has a right of first refusal with respect to a proposed sale of the related Mortgaged Property, but such right does not apply to foreclosure, deed in lieu of foreclosure or other exercise of remedies under the loan documents.

3	The Center Building	(7) Junior Liens	There is a mezzanine loan in the original principal amount of $10,000,000 that is secured by a direct or indirect equity interest in the related borrower.
6	Bay View Community MHC	(7) Junior Liens	There is a mezzanine loan in the original principal amount of $4,000,000 that is secured by a direct or indirect equity interest in the related borrower.
18	Bridgeview Apartments	(7) Junior Liens	There is a mezzanine loan in the original principal amount of $6,000,000 that is secured by a direct or indirect equity interest in the related borrower.
2	15 MetroTech Center	(8) Assignment of Leases, Rents and Profits	The related Mortgage and any related Assignment of Leases, Rents and Profits secure the 15 MetroTech Center Mortgage Notes and the 15 MetroTech Center Companion Notes on a pari passu basis.

Schedule D-1 to Exhibit D

13	The Ritz Tower	(10) Condition of Property
The related loan documents require the following repairs/remediations identified in an engineering report for the related Mortgaged Property:

1.  Identify and correct the cause of, and clean up, superficial fuel oil staining;

2.  Obtain a current air permit for the on-site boiler.

3.  Take all actions legally required with respect to the phase out of No. 6 fuel oil in accordance with Local Law 43.

4.  Renovate the façade in compliance with Local Law 11.

5.  Cure elevator violations and have related violations removed of record.

However, the related loan documents do not require the establishment of an escrow for such repairs/remediations.

2	15 MetroTech Center	(13) Actions Concerning Mortgage Loan
The non-recourse carveout guarantor, Forest City Enterprises, Inc., and/or its affiliates have been named in various law suits concerning the Nets National Basketball Association franchise moving to Brooklyn, New York as well as the real estate project built in Brooklyn in connection therewith.

10	El Paseo I & II	(13) Actions Concerning Mortgage Loan
A tenant at the related Mortgaged Property has an ongoing lawsuit seeking rescission of such tenant’s lease and the payment of nearly $875,000 in costs plus damages.  The suit alleges that a foul odor emanating from the Mortgaged Property has led to the failure of such tenant’s business at the Mortgaged Property.  The trial for such suit is scheduled for May 2014.

Schedule D-1 to Exhibit D

All Mortgage Loans transferred by LCF	(16) Insurance
Except with respect to Mortgage Loans where terrorism insurance is not required or where a tenant is permitted to obtain and maintain such insurance or to self-insure, if any of the Policies (as defined in the related loan agreement) contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the borrower must obtain and maintain terrorism coverage to cover such exclusions from a Qualified Carrier (as defined in the related loan agreement) or, in the event that such terrorism coverage is not available from a Qualified Carrier, the related borrower must obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

All Mortgage Loans transferred by LCF	(16) Insurance
Subject to the other exceptions to Representation and Warranty No. 16, the loan documents may require that, if insurance proceeds in respect of a property loss are to be applied to the repair or restoration of all or part of the related Mortgaged Property, then the insurance proceeds may be held by a party other than the lender (or a trustee appointed by it) if such proceeds are less than 5% of the original principal balance of the related Mortgage Loan, rather than 5% of the then outstanding principal amount of the related Mortgage Loan.

Schedule D-1 to Exhibit D

2	15 MetroTech Center	(16) Insurance
The related loan documents require that the related insurance policy contain minimum limits per occurrence of one million dollars ($1,000,000.00), with a combined limit per policy year, excluding umbrella coverage, of not less than two million dollars ($2,000,000.00) per location, which limit may be satisfied using a $500,000.00 self-insurance retention by the related borrower or an affiliate of the related borrower, provided that the related borrower or the related borrower’s affiliate that is providing the self-insurance (a) has a net worth of at least $250,000,000.00, or (b) has a minimum rating of not less than (x) “BBB-” or higher from S&P, (y) “BBB-” or higher from Fitch, and/or (z) “Baa3” or higher from Moody’s.

In addition, if the related borrower elects to have its insurance coverage provided by a syndicate of insurers, then such insurance will be acceptable if (1) at least seventy-five percent (75%) of the coverage (if there are four (4) or fewer insurance companies issuing the insurance policies) or (2) at least sixty percent (60%) of the coverage (if there are five (5) or more insurance companies issuing the policies), is provided by insurance companies having a claims paying ability rating of “A” or better by S&P or “A2” by Moody’s (provided that, in either instance, at least ninety percent (90%) of the coverage is provided by insurance companies having a claims paying ability rating of “BBB” or better by S&P or “Baa2” by Moody’s).  In addition, the related loan documents require that, in order to hold insurance proceeds, the related lender must meet the requirements of an Institutional Lender as such term is defined in the related loan documents.

10	El Paseo I & II	(16) Insurance
The related borrower shall not be required to incur a cost for terrorism coverage that is in excess of two (2) times the costs of the previous year’s insurance premiums for all policies of insurance required to be maintained by the related borrower under the related loan documents (inclusive of the costs attributable to terrorism insurance).

Schedule D-1 to Exhibit D

13	The Ritz Tower	(16) Insurance
If and to the extent that the condominium association for the related Mortgaged Property is providing the insurance coverage required under the mortgage loan documents, then (subject to any additional conditions set forth in the related loan documents) the related borrower shall not be obligated to maintain the insurance coverage listed in Representation and Warranty No. 16.

In addition, insurance proceeds exceeding $100,000 are held by a depository designated by the board of the condominium, not the related lender.

The related borrower shall not be required to incur a cost for terrorism coverage that is in excess of two (2) times the cost of the previous year’s insurance premiums for all policies of insurance required to be maintained by the related borrower under the related loan documents (exclusive of the costs attributable to terrorism insurance.

22	Santa Monica Honda	(16) Insurance
If and to the extent that the tenant under lease at the related Mortgaged Property is providing the insurance coverage required under such lease, then (subject to any additional conditions set forth in the related loan documents) the related borrower shall not be obligated to maintain the insurance coverage listed in Representation and Warranty No. 16.

Schedule D-1 to Exhibit D

26	Gateway Industrial Center	(16) Insurance
The related loan documents permit the related borrower to obtain insurance policies issued by companies authorized to do business in the state where the related Mortgaged Property is located, with a financial strength and claims paying ability rating of at least A:X from A.M. Best Company or “A” or better by S&P and “A2” or better by Moody’s (each such insurer, a “Qualified Carrier”).  provided, however, that if the related borrower elects to have its insurance coverage provided by a syndicate of insurers, then, if such syndicate consists of five (5) or more members, (A) at least sixty percent (60%) of the insurance coverage (or seventy-five percent (75%) if such syndicate consists of four (4) or fewer members) and eighty percent (80%) of the first layer of such insurance coverage shall be provided by a Qualified Carrier and (B) the remaining forty percent (40%) of the insurance coverage (or the remaining twenty-five percent (25%) if such syndicate consists of four (4) or fewer members) shall be provided by insurance companies having a rating of “BBB” or better by S&P and “Baa2” or better by Moody’s (if Moody’s is rating the Certificates and rates the insurance companies).

33	1010 Midtown Retail	(16) Insurance
If and to the extent that the condominium association for the related Mortgaged Property is providing the insurance coverage required under the mortgage loan documents, then (subject to any additional conditions set forth in the related loan documents) the related borrower shall not be obligated to maintain the insurance coverage listed in Representation and Warranty No. 16.

42	1 Apollo Drive	(16) Insurance
The related loan documents permit a tenant at the related Mortgaged Property to carry all insurance coverage (including through a program of self-insurance or self-retention) for the related Mortgaged Property and such insurance satisfies any requirement that the related borrower maintain the insurance.   In the event of a casualty, if the lease with such tenant requires restoration of the Mortgaged Property, then the related lender shall make such insurance proceeds available for such purpose to the extent not inconsistent with the terms of such tenant’s lease.

Schedule D-1 to Exhibit D

54	Smart & Final Murrieta	(16) Insurance
The related loan documents permit a tenant at the related Mortgaged Property to carry all insurance coverage for the related Mortgaged Property and in accordance with the related lease and such insurance satisfies any requirement that the related borrower maintain the insurance.  The related lease does not require the related tenant to maintain terrorism insurance coverage.  In addition, the related loan documents permit the related tenant to obtain insurance policies issued by companies with a financial strength and claims paying ability rating of at least A:VII from A. M. Best Company.  Further, the related loan documents do not require the related tenant to name the related lender as loss payee.  Finally, the 12 month business interruption coverage does not benefit the related borrower or the related lender.

55	Red Roof Inn Laredo	(16) Insurance
The related borrower may maintain business income interruption insurance with 50% co-insurance and personal property insurance with 80% co-insurance, so long as the amount of such policies represents 100% of 12 months of business income and on or before October 28, 2013, the related borrower obtains all insurance policies that satisfy all provisions of the related loan documents.

Schedule D-1 to Exhibit D

2	15 MetroTech Center	(17) Access; Utilities; Separate Tax Lots
The related Mortgaged Property consists of one full tax lot and two partial tax lots that are shared with adjacent properties.  The related borrower is required to use commercially reasonable efforts to effectuate a merger of such partial tax lots into the full tax lot for the related Mortgaged Property such that the related Mortgaged Property comprises solely one tax lot and no part of the related Mortgaged Property constitutes a portion of any tax lot not a part of the related Mortgaged Property.  At the origination of the subject Mortgage Loan, the related borrower escrowed $90,000 on account of future potential tax payments due on the partial tax lots and if the related lender reasonably determines that such escrow is insufficient to pay the taxes due in respect of such partial tax lots for the succeeding 3 year period, the related borrower shall be required to deposit such deficiency with or on behalf of the related lender.  Once the foregoing tax lot merger is accomplished, any such remaining escrowed funds shall be returned to the related borrower pursuant to the related loan documents.

13	The Ritz Tower	(24) Local Law Compliance
The related Mortgaged Property currently has 7 active building code violations with the NYC Department of Buildings, including 4 elevator violations, 2 boiler violations (related to 2011 inspection), and 1 violation with respect to the façade. The related borrower covenanted to use commercially reasonable efforts to cure the elevator violations within 360 days of origination of the subject Mortgage Loan, and to convert the boilers consistent with the time frames outlined by Local Law 43.

Schedule D-1 to Exhibit D

22	Santa Monica Honda	(24) Local Law Compliance
The related Mortgaged Property as currently operated constitutes a legal nonconforming use and may have other legally nonconforming characteristics.  Because such Mortgaged Property constitutes a legally nonconforming use, and notwithstanding any law and ordinance insurance that may have been obtained, following a casualty or destruction at such Mortgaged Property, such Mortgaged Property may not be able to be repaired or restored to the pre-casualty/pre-destruction use if (i) the replacement cost or damage exceeds a certain threshold and/or (ii) the repair or restoration is not completed (or certain key steps in connection therewith are not taken) within a specified timeframe and/or (iii) the pre-casualty/pre-destruction use is not reinstated within a specified timeframe.

34	Wicker Park Portfolio	(24) Local Law Compliance
The related Mortgaged Property known as 1630 North Damen Avenue is legal nonconforming as to building use (residential buildings are not permitted in such zone) and may have other legally nonconforming characteristics.  Because such Mortgaged Property constitutes a legally nonconforming use, and notwithstanding any law and ordinance insurance that may have been obtained, following a casualty or destruction at such Mortgaged Property, such Mortgaged Property may not be able to be repaired or restored to the pre-casualty/pre-destruction use if (i) the replacement cost or damage exceeds a certain threshold and/or (ii) the repair or restoration is not completed (or certain key steps in connection therewith are not taken) within a specified timeframe and/or (iii) the pre-casualty/pre-destruction use is not reinstated within a specified timeframe.

Schedule D-1 to Exhibit D

47	Southwind and Woodland Apartments	(24) Local Law Compliance
The related Mortgaged Property known as Southwind Apartments as currently operated constitutes a legal nonconforming use and may have other legally nonconforming characteristics  Under applicable Zoning Regulations, if a single building on the related Mortgaged Property is destroyed by 50% or more, it may not be reconstructed without a special approval from the City of Biloxi, Mississippi.  Unless a variance is obtained, the related borrower may not rebuild following a casualty that damages a building by more than 50% because of legally nonconforming use and density.

52	Hastings Self Storage	(24) Local Law Compliance
The related Mortgaged Property as currently operated constitutes a legal nonconforming use and may have other legally nonconforming characteristics.  Because such Mortgaged Property constitutes a legally nonconforming use, and notwithstanding any law and ordinance insurance that may have been obtained, following a casualty or destruction at such Mortgaged Property, such Mortgaged Property may not be able to be repaired or restored to the pre-casualty/pre-destruction use if (i) the replacement cost or damage exceeds a certain threshold and/or (ii) the repair or restoration is not completed (or certain key steps in connection therewith are not taken) within a specified timeframe and/or (iii) the pre-casualty/pre-destruction use is not reinstated within a specified timeframe.

13	The Ritz Tower	(25) Licenses and Permits	The related Mortgaged Property’s boiler certificate expired on May 13, 2012.
	All Mortgage Loans transferred by LCF	(26) Recourse Obligations
The related loan documents may limit recourse for the related borrower’s commission of material physical waste only to the extent that there is sufficient cash flow from the related Mortgaged Property to make such payments.

2	15 MetroTech Center	(26) Recourse Obligations	The recourse liability of the related guarantor is limited to certain bankruptcy and insolvency events and such guarantor’s liability is capped at $50,000,000.00.
3	The Center Building	(26) Recourse Obligations	The non-recourse carveout for waste applies only to “knowing and intentional” physical waste and only after an event of default.

Schedule D-1 to Exhibit D

9	Whippletree Village MHC	(26) Recourse Obligations
Misapplication or misappropriation of rents is a non-recourse carveout only after a monetary event of default or a non-monetary event of default known by the related borrower or that was the subject of a written notice from the lender to the related borrower.

49	Lake Village MHC
13	The Ritz Tower	(26) Recourse Obligations	The non-recourse carveouts are obligations of the related borrower, but there is no other individual or entity that acts as guarantor.
26	Gateway Industrial Center	(26) Recourse Obligations
The loan documents provide that, as to material physical waste, the related borrower/guarantor is only liable to the extent of the related borrower’s mere failure to repair and maintain the related Mortgaged Property, if during prior 12 months, the related Mortgaged Property generated sufficient gross revenue and the related borrower failed to pay.

	All Mortgage Loans transferred by LCF	(27) Mortgage Releases
If the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related borrower may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause the REMIC holding the subject Mortgage Loan to fail to qualify as such.

13	The Ritz Tower	(28) Financial Reporting and Rent Rolls	Quarterly financial statements and rent rolls are only required with respect to the subject Mortgage Loan prior to the closing of the securitization.
10	El Paseo I & II	(28) Financial Reporting and Rent Rolls	There is no express requirement that the two related borrowers prepare combined financial statements.

Schedule D-1 to Exhibit D

	All Mortgage Loans transferred by LCF	(29) Acts of Terrorism Exclusion
Except with respect to Mortgage Loans where terrorism insurance is not required or where a tenant is permitted to obtain and maintain such insurance or to self-insure, if any of the Policies (as defined in the related loan agreement) contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the borrower must obtain and maintain terrorism coverage to cover such exclusions from a Qualified Carrier (as defined in the related loan agreement) or, in the event that such terrorism coverage is not available from a Qualified Carrier, the related borrower must obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

2	15 MetroTech Center	(29) Acts of Terrorism Exclusion
The related loan documents require that the related insurance policy contain minimum limits per occurrence of one million dollars ($1,000,000.00), with a combined limit per policy year, excluding umbrella coverage, of not less than two million dollars ($2,000,000.00) per location, which limit may be satisfied using a $500,000.00 self-insurance retention by the related borrower or an affiliate of the related borrower, provided that the related borrower or the borrower’s affiliate that is providing the self-insurance (a) has a net worth of at least $250,000,000.00, or (b) has a minimum rating of not less than (x) “BBB-” or higher from S&P, (y) “BBB-” or higher from Fitch, and/or (z) “Baa3” or higher from Moody’s.

In addition, if the related borrower elects to have its insurance coverage provided by a syndicate of insurers, then such insurance will be acceptable if (1) at least seventy-five percent (75%) of the coverage (if there are four (4) or fewer insurance companies issuing the insurance policies) or (2) at least sixty percent (60%) of the coverage (if there are five (5) or more insurance companies issuing the policies), is provided by insurance companies having a claims paying ability rating of “A” or better by S&P or “A2” by Moody’s (provided that, in either instance, at least ninety percent (90%) of the coverage is provided by insurance companies having a claims paying ability rating of “BBB” or better by S&P or “Baa2” by Moody’s).

Schedule D-1 to Exhibit D

10	El Paseo I & II	(29) Acts of Terrorism Exclusion
The related borrower shall not be required to incur a cost for terrorism coverage that is in excess of two (2) times the costs of the previous year’s insurance premiums for all policies of insurance required to be maintained by the related borrower under the related loan documents (inclusive of the costs attributable to terrorism insurance).

13	The Ritz Tower	(29) Acts of Terrorism Exclusion
If and to the extent that the condominium association for the related Mortgaged Property is providing the insurance coverage required under the mortgage loan documents, then (subject to any additional conditions set forth in the related loan documents) the related borrower shall not be obligated to maintain the insurance coverage listed in Representation and Warranty No. 29.

The related borrower shall not be required to incur a cost for terrorism coverage that is in excess of two (2) times the cost of the previous year’s insurance premiums for all policies of insurance required to be maintained by the related borrower under the related loan documents (exclusive of the costs attributable to terrorism insurance).

Schedule D-1 to Exhibit D

26	Gateway Industrial Center	(29) Acts of Terrorism Exclusion
The related loan documents permit the related borrower to obtain insurance policies issued by companies authorized to do business in the state where the related Mortgaged Property is located, with a financial strength and claims paying ability rating of at least A:X from A.M. Best Company or “A” or better by S&P and “A2” or better by Moody’s (each such insurer, a “Qualified Carrier”).  provided, however, that if the related borrower elects to have its insurance coverage provided by a syndicate of insurers, then, if such syndicate consists of five (5) or more members, (A) at least sixty percent (60%) of the insurance coverage (or seventy-five percent (75%) if such syndicate consists of four (4) or fewer members) and eighty percent (80%) of the first layer of such insurance coverage shall be provided by a Qualified Carrier and (B) the remaining forty percent (40%) of the insurance coverage (or the remaining twenty-five percent (25%) if such syndicate consists of four (4) or fewer members) shall be provided by insurance companies having a rating of “BBB” or better by S&P and “Baa2” or better by Moody’s (if Moody’s is rating the Certificates and rates the insurance companies).

33	1010 Midtown Retail	(29) Acts of Terrorism Exclusion
If and to the extent that the condominium association for the related Mortgaged Property is providing the insurance coverage required under the mortgage loan documents, then (subject to any additional conditions set forth in the related loan documents) the related borrower shall not be obligated to maintain the insurance coverage listed in Representation and Warranty No. 29.

22	Santa Monica Honda	(29) Acts of Terrorism Exclusion	The related Mortgaged Property is not covered by, or required to be covered by, terrorism insurance, although the tenant is obligated to restore following a casualty.
42	1 Apollo Drive

Schedule D-1 to Exhibit D

54	Smart & Final Murrieta	(29) Acts of Terrorism Exclusion
The related loan documents permit a tenant at the related Mortgaged Property to carry all insurance coverage for the related Mortgaged Property and in accordance with the related lease and such insurance satisfies any requirement that the related borrower maintain the insurance.  The related lease does not require the related tenant to maintain terrorism insurance coverage.  In addition, the related loan documents permit the related tenant to obtain insurance policies issued by companies with a financial strength and claims paying ability rating of at least A:VII from A. M. Best Company.  Further, the related loan documents do not require the related tenant to name the related lender as loss payee.  Finally, the 12 month business interruption coverage does not benefit the related borrower or the related lender.

55	Red Roof Inn Laredo	(29) Acts of Terrorism Exclusion
The related borrower may maintain business income interruption insurance with 50% co-insurance and personal property insurance with 80% co-insurance, so long as the amount of such policies represents 100% of 12 months of business income and on or before October 28, 2013, the related borrower obtains all insurance policies that satisfy all provisions of the related loan documents.

	All Mortgage Loans transferred by LCF	(30) Due on Sale or Encumbrance
Any pledge of a direct or indirect equity interest in the related borrower would be permitted if the transfer of such equity interest to the pledgee would be a permitted transfer under the terms of Representation and Warranty No. 30 or as contemplated by any other exception to Representation and Warranty No. 30 set forth herein.  In addition, mergers and other business combinations involving a publicly traded company may be permitted; and, for certain loans, transfers, sales and pledges of direct or indirect equity interests in the related borrower may be permitted if such equity interests are limited partnership interests, non-managing member interests in a limited liability company or other passive equity interests.

Schedule D-1 to Exhibit D

3 18 20 30 31 32	The Center Building Bridgeview Apartments Aspen Heights Apartments Waterview Office Center Forest Park Gardens Forest Abrams Place	(30) Due on Sale or Encumbrance
With respect to each subject Mortgage Loan direct or indirect equity interests in the related borrower are subject to (or, as and to the extent permitted by the related loan documents, may in the future be subject to) mezzanine debt, and transfers of such equity interests may occur by reason thereof.

Schedule D-1 to Exhibit D

13	The Ritz Tower	(30) Due on Sale or Encumbrance
The related borrower is permitted to incur secondary financing (“Subordinate Financing”) secured by a subordinate mortgage on the related Mortgaged Property or any part thereof (the “Subordinate Mortgage”) so long as each of the following conditions shall have been satisfied in the related lender’s sole discretion:  (i) no event of default has occurred and is continuing, (ii) the related borrower shall provide the related lender at least thirty (30) days prior written notice of the closing of the Subordinate Financing; (iii) the related lender providing the Subordinate Financing (the “Subordinate Lender”) is an “Institutional Lender” (within the meaning of the related loan documents), (iv) the aggregate of existing debt and the Subordinate Financing shall not exceed 25% of the fair market value of the related Mortgaged Property as determined by an updated appraisal acceptable to related lender in all respects (the cost of which shall be paid by the related borrower), (v) the loan documents evidencing the Subordinate Financing are approved by the related lender in writing, which approval shall not be unreasonably withheld or delayed, and shall provide, among other things, that the Subordinate Financing is only payable to the extent that gross revenues, after payment of all operating expenses, required or appropriate reserves and debt service for the subject Mortgage Loan, are available to pay such debt service, (vi) the Subordinate Lender shall execute such subordination and standstill agreements as the related mortgage lender shall reasonably require in order to confirm the ongoing subordination of the Subordinate Mortgage to the related mortgage, and (vi) the related borrower shall pay to the related lender in advance any reasonable processing fees then being charged by the related lender or the related servicer for the review of such transactions, together with any and all other costs incurred or to be incurred by such lender (including, without limitation, reasonable fees and disbursements of counsel) in connection with the Subordinate Financing.

Schedule D-1 to Exhibit D

13	The Ritz Tower	(31) Single Purpose Entity
The related borrower’s Certificate of Incorporation provides that the purpose of the related borrower is limited to owning the related Mortgage Property, but such certificate does not prohibit the related borrower from owning other property or engaging in other business.  The related borrower is a New York co-operative.  In addition, no non-consolidation opinion was provided in connection with the subject Mortgage Loan.

2	15 MetroTech Center	(34) Ground Leases
Upon an acquisition of the related ground lease by the holder of the related mortgagee, such ground lease is further assignable without the consent of the related lessor provided that such assignee is not a “Prohibited Person” (as such term is defined in the related ground lease).

Schedule D-1 to Exhibit D

13	The Ritz Tower	(34) Ground Leases
The related ground lease is subordinate to related fee mortgages provided that (i) the related fee mortgagee enters into a non-disturbance agreement with the related ground lessee and (ii) the related fee mortgagee does not reject the non-disturbance agreement in a bankruptcy.

The related mortgagee is required to be an “Institutional Lender”.  “Institutional Lender” means and refers to (a) a savings bank, a savings and loan association, a commercial bank or trust company, foreign bank, or subsidiary wholly owned by any of the foregoing; (b) an insurance company (either for its own account or in a fiduciary capacity) or an organized and existing subsidiary wholly owned by such insurance company; (c) a welfare, benefit, pension or retirement fund or system for employees of a federal, state, municipal, or other like public corporate or governmental entity, or employees of a corporation whose shares are listed on any national stock exchange; (d) General Electric Credit Corp. or Westinghouse Credit Corp., or any similar entity having comparable financial resources and experience, or any successor thereto; (e) CS First Boston, Merrill Lynch, Pierce, Fenner & Smith or any similar investment bank having comparable financial resources or experience, or any successor thereto; (f) any Real Estate Mortgage Investment Conduit (REMIC), or similar securitized entity provided that the sole servicer of same is an entity which is an Institutional Lender apart from its qualifications under this clause (f); (g) any federal, state, county or municipal governmental agency, public benefit corporation or instrumentality thereof; (h) a real estate investment trust; (i) a charitable foundation which qualifies as a tax-exempt organization under the Internal Revenue Code of 1986, as amended; or (j) any entity which, at the time in question, is generally considered within the real estate industry of the City of New York to be an “institutional lender” and (k) any combination of the foregoing; provided, however, that (1) in no event can an Institutional Lender be an affiliate of related tenant, (2) prior to or simultaneously with the submission of the first cure notice in respect of any tenant or subtenant subordination and non-disturbance agreement, an Institutional Lender must submit to the jurisdiction of State and federal courts sitting in New York County, New York and (3) respecting those entities set forth in (a) - (f), (h), (j) and (k) above only, such entities and their respective parents and wholly-owned affiliates, collectively,

Schedule D-1 to Exhibit D

have total assets (exclusive of good will), at the time the related leasehold mortgage is entered into, of not less than $500,000,000, as such amount shall be adjusted from time to time to be equal to the product obtained by multiplying $500,000,000 times the minimum rent consumer price index fraction (the CPI for the month of calculation divided by the CPI for February, 1997). In an estoppel, the related ground lessor agreed that Ladder Capital Finance Holdings LLLP, any entity that is wholly-owned by Ladder Capital Finance Holdings LLLP and any Real Estate Mortgage Investment Conduit (REMIC), or similar securitized entity, provided that the master servicer of same is an entity which is an Institutional Lender apart from its qualifications under the applicable terms of the related Ground Lease, shall each constitute an “Institutional Lender” within the meaning of the related Ground Lease.  In the event of a total taking of the Mortgaged Property, all of the proceeds related thereto are paid to the related ground lessor.

The related ground lease does not include a rejection of such ground lease in bankruptcy as grounds to compel the related ground lessor to enter into a new ground lease with the related lender. However, the related ground lease provides that (a) the right to reject such ground lease in bankruptcy is exercisable by the related mortgagee and not by the related ground lessee, and (b) any rejection of the related ground lease by a trustee of the ground lessee in bankruptcy which would cause such ground lease to terminate shall effect a transfer of such ground lease to the related mortgagee or its nominee.  In the alternative, the related mortgagee may request a new lease on the same terms and conditions as the related ground lease within 30 days after notice from the related ground lessor of such transfer.

In the event that the ground lease is terminated, a new lease will be given to the most senior lender on the leasehold interest in the ground lease parcel.  Any mortgagee receiving such new lease must assign it to the co-tenants (or their lender, if the other co-tenant is in default).

Schedule D-1 to Exhibit D

9 49	Whippletree Village MHC Lake Village MHP	(39) Organization of Borrower	The related borrowers are affiliates of each other.
53 55	Days Inn Laredo Red Roof Inn Laredo	(39) Organization of Borrower	The related borrowers are affiliates of each other.
13	The Ritz Tower	(40) Environmental Conditions
The Phase I environmental site assessment obtained in connection with the origination of the subject Mortgage Loan identified that the boiler at the related Mortgaged Property is served by a 17,000 gallon aboveground storage tank (“AST”) containing No. 6 heating fuel oil.  Buildings in New York City will be required to completely phase-out use of No. 6 heating oil by 2015.  Beginning July 1, 2012, existing buildings that use No. 6 oil must convert to a cleaner fuel before the three-year certificate of operation expires.  The related Mortgaged Property’s boiler certificate expired on May 13, 2012.  The environmental consultant recommended that the related boiler certificate be renewed in conjunction with the fuel oil conversion. In addition, the related Mortgaged Property’s air emissions generating equipment and heating system is not in compliance with New York City Department of Environmental Protection air emission requirements. Finally, the environmental consultant identified minor superficial fuel oil staining in the vicinity of fuel transfer pumps. The related borrower covenanted to clean up the staining, and to identify and correct the source of the leak within 180 days of origination of the subject Mortgage Loan.

Schedule D-1 to Exhibit D

46	Sumter Crossing	(40) Environmental Conditions
The Phase I environmental site assessment obtained in connection with the origination of the subject Mortgage Loan identified evidence of a recognized environmental condition (REC) originating from a gas station across the street on an adjacent property to the related Mortgaged Property as an open leaking underground storage tank (“LUST“) site.  Petroleum contamination from the gas station across the street has been found to have impacted the western portion of the related Mortgaged Property and a groundwater monitoring well has been placed on the related Mortgaged Property. The gas station site is being overseen by the South Carolina Department of Health & Environmental Control (“SCDHED“). Although the adjacent property is considered a REC given the open LUST status and impact to the related Mortgaged Property, the Phase I concluded that no further action is required at the related Mortgaged Property given that a responsible party has been identified and the SCDHED oversight.

Schedule D-1 to Exhibit D

Schedule D-30-1

Existing Mezzanine Debt

There is existing mezzanine debt with respect to the following Mortgage Loans:

Mortgage Loan(1)	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance
The Center Building	$62,000,000	$10,000,000
Bay View Community MHC	$40,000,000	$4,000,000
Bridgeview Apartments	$21,500,000	$6,000,000

(1) Name of related Mortgaged Property on Mortgage Loan Schedule.

Schedule D-30-1 to Exhibit D

Schedule D-30-2

Future Mezzanine Debt

With respect to the Mortgage Loans listed in the chart below, the direct and/or indirect equity owners of the borrower are permitted to pledge their interest in the related mortgage borrower as security for a mezzanine loan, subject to the satisfaction of conditions contained in the related Mortgage Loan documents:

Mortgage Loan(1)	Cut-off Date Balance
Aspen Heights Apartments	$16,650,000
Waterview Office Center	$4,325,000
Forest Park Gardens	$3,400,000
Forest Abrams Place	$3,400,000

(1) Name of related Mortgaged Property on Mortgage Loan Schedule.

Schedule D-30-2 to Exhibit D

Schedule D-30-3

Crossed Mortgage Loans

The following Mortgage Loans (identified by the name of the related Mortgaged Property on the Mortgage Loan Schedule) are cross-collateralized and cross-defaulted with each other:

Mortgage Loan	Cut-off Date Balance
Waterview Office Center	$4,325,000
Forest Park Gardens	$3,400,000
Forest Abrams Place	$3,400,000

Schedule D-30-3 to Exhibit D

EXHIBIT E

FORM OF CERTIFICATE OF AN OFFICER OF THE SELLER

Certificate of Officer of Ladder Capital Finance LLC

I, _________________________, the duly appointed Secretary of Ladder Capital Finance LLC (the “Seller”), hereby certify as follows:

1.           The Seller is a limited liability company duly organized and validly existing under the laws of the State of Delaware.

2.           Attached hereto as Exhibit A are true and correct copies of the Certificate of Formation and Amended and Restated Limited Liability Company Agreement of the Seller (as amended by the First Amendment and Second Amendment thereof), which Certificate of Formation and Amended and Restated Limited Liability Company Agreement (as so further amended) are on the date hereof in full force and effect.

3.           Attached hereto as Exhibit B is a certificate of the Secretary of the State of Delaware with respect to the good standing of the Seller.

4.           Attached hereto as Exhibit C are true and correct copies of resolutions that were adopted by the directors of the Seller.

5.           To the best of my knowledge, no proceedings looking toward liquidation or dissolution of the Seller are pending or contemplated.

6.           Each person listed below is and has been a duly elected or appointed and qualified officer or authorized signatory of the Seller and his or her genuine signature is set forth opposite his or her name:

Name	Office	Signature

7.           Each person listed above who signed, either manually or by facsimile signature, the Mortgage Loan Purchase Agreement, dated September 27, 2013 (the “Purchase Agreement”), between the Seller, Deutsche Mortgage & Asset Receiving Corporation (the “Purchaser”) and Ladder Capital Finance Holdings LLLP (“LCFH”), and providing for the purchase of the Mortgage Loans by the Purchaser from the Seller, and/or the Indemnification Agreement, dated September 20, 2013, among the Seller, the Purchaser, LCFH, the Underwriters and the Initial Purchasers, was, at the respective times of such signing and delivery, duly authorized or appointed to execute such documents in such capacity, and the signatures of such persons or facsimiles thereof appearing on such documents are their genuine signatures.

Capitalized terms not otherwise defined herein have the meanings assigned to them in the Purchase Agreement.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of  September 27, 2013.

By:
Name:
Title:

I, [name], a [title] of the Seller, hereby certify that ___________ is the duly elected or appointed, as the case may be, qualified and acting Secretary of the Seller and that the signature appearing above is her genuine signature.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of  September 27, 2013.

By:
Name:
Title:

FORM OF CERTIFICATE OF THE SECRETARY OR
AN ASSISTANT SECRETARY OF LCFH

CERTIFICATE OF OFFICER OF LADDER CAPITAL FINANCE HOLDINGS LLLP

I, [_______] the duly appointed Secretary of Ladder Capital Finance Holdings LLLP (the “Partnership”), hereby certify as follows:

1.           The Partnership is a limited liability limited partnership duly organized and validly existing under the laws of the State of Delaware.

2.           Attached hereto as Exhibit A are true and correct copies of the following documents of the Partnership, which are on the date hereof in full force and effect:

a)	Certificate of Formation;

b)	Certificate of Conversion of a Delaware Limited Liability Company to a Limited Partnership pursuant to Section 17-217 of the Revised Uniform Limited Partnership Act;

c)	Certificate of Limited Partnership;

d)	Statement of Qualification;

e)	Certificate of Change of Registered Agent

f)	State of Delaware Annual Report for LLLP; and

g)	Limited Liability Limited Partnership Agreement, as amended by the First Amendment thereof.

3.           Attached hereto as Exhibit B is a certificate of the Secretary of the State of Delaware with respect to the good standing of the Partnership.

4.           Attached hereto as Exhibit C are true and correct copies of resolutions of the Partnership.

5.           To the best of my knowledge, no proceedings looking toward liquidation or dissolution of the Partnership are pending or contemplated.

6.           Each person listed below is and has been a duly elected or appointed and qualified officer or authorized signatory of the Partnership and his or her genuine signature is set forth opposite his or her name:

Name	Office	Signature

7.           Each person listed above who signed, either manually or by facsimile signature, the Mortgage Loan Purchase Agreement, dated as of September 27, 2013 (the “Purchase Agreement”), between the Partnership, Ladder Capital Finance LLC (the “Seller”) and Deutsche Mortgage & Asset Receiving Corporation (the “Purchaser”) providing for the purchase of the Mortgage Loans by the Purchaser from the Seller, and/or the Indemnification Agreement referred to in the Purchase Agreement, was, at the respective times of such signing and delivery, duly authorized or appointed to execute such documents in such capacity, and the signatures of such persons or facsimiles thereof appearing on such documents are their genuine signatures.  Capitalized terms not otherwise defined herein have the meanings assigned to them in the Purchase Agreement.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of September 27, 2013.

By:
Name:
Title:

I, [name] the [title] of the Partnership, hereby certify that [______] is the duly elected or appointed, as the case may be, qualified and acting Secretary of the Partnership and that the signature appearing above is her genuine signature.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of September 27, 2013.

By:
Name:
Title: